Exhibit (a)(1)

CHESAPEAKE ENERGY CORPORATION

Offers to Purchase For Cash up to $1,000,000,000 of the Outstanding Contingent Convertible Senior Notes Listed Below

Each Offer will expire at 11:59 P.M., New York City time, on April 29, 2011, unless extended (such date and time, as the same may be extended with respect to one or more Series of Convertible Notes, the “Expiration Date”).

Chesapeake Energy Corporation (the “Company” or “we”) hereby offers, upon the terms and subject to the conditions set forth in this offer to purchase (this “Offer to Purchase”) and the related letter of transmittal (the “Letter of Transmittal”), to purchase for cash the contingent convertible senior notes listed in the table below (collectively, the “Convertible Notes” and each a “Series” of Convertible Notes). This Offer to Purchase relates to three separate offers, one for each Series of Convertible Notes listed in the table below (each an “Offer” and collectively the “Offers”), to purchase up to the Series Maximum set forth in the table below (each, the “Series Maximum”) of each Series of Convertible Notes. The Offers are not conditioned upon any minimum amount of Convertible Notes being tendered or the consummation of the Offers in respect of any other Series, and each Offer may be amended or extended individually. The principal amount of each Series of Convertible Notes that is purchased in the Offers may be prorated within that Series as set forth in this Offer to Purchase. See “Terms of the Offers—Pro Rata Allocation” for more information on the possible proration of the Offers.

Convertible Notes	CUSIP Number(s)	Principal Amount Outstanding	Series Maximum	Conversion Factor	Tender Premium(1)	Maximum Purchase Price(2)
2.75% Contingent Convertible Senior Notes due 2035	165167BW6	$451,071,000	$300,000,000	17.9952	$577	$1,240.00
2.50% Contingent Convertible Senior Notes due 2037 (3)	165167BZ9	$1,377,979,000	$350,000,000	16.5351	$556	$1,165.00
	165167CA3
2.25% Contingent Convertible Senior Notes due 2038	165167CB1	$612,118,000	$350,000,000	7.5678	$688	$967.00

(1)	Per $1,000 in principal amount of Convertible Notes validly tendered (and not validly withdrawn) and accepted for purchase in the Offers.
(2)

Per $1,000 in principal amount of Convertible Notes validly tendered (and not validly withdrawn) and accepted for purchase in the Offers, and excluding accrued and unpaid interest from the last interest payment date applicable to the Convertible Notes of such Series, which will be paid in addition to the Purchase Price to, but not including, the applicable Settlement Date.

(3)

For the purposes of the Offers, including proration, and consistent with their terms, all of the 2.50% Contingent Convertible Senior Notes due 2037 will be treated as a single Series, notwithstanding any differences in CUSIP numbers.

Upon the terms and subject to the conditions of the Offers, holders of Convertible Notes that validly tender and do not validly withdraw their Convertible Notes prior to the Expiration Date will receive, for each $1,000 in principal amount of such Convertible Notes that are accepted for purchase, cash equal to the sum of (1) the Average VWAP (as defined herein) multiplied by the applicable Conversion Factor set forth in the table above plus (2) the applicable Tender Premium set forth in the table above, provided that in no event will the purchase price per $1,000 principal amount of Convertible Notes exceed the applicable Maximum Purchase Price set forth in the table above (the lesser of such sum and the Maximum Purchase Price referred to herein as the “Purchase Price”). In addition, holders whose Convertible Notes are accepted for purchase in the Offers will receive accrued and unpaid interest on the principal amount of the accepted Convertible Notes from the last interest payment date applicable to the Convertible Notes of such Series to, but not including, the applicable Settlement Date. All amounts payable pursuant to the Offers will be rounded to the nearest cent. No tenders will be valid if submitted after the applicable Expiration Date. See “Terms of the Offers—Purchase Price.”

The Dealer Managers for the Offers are:

Deutsche Bank Securities	Citi	RBS

April 4, 2011

Tenders of Convertible Notes may be validly withdrawn at any time at or prior to the Expiration Date. The Company may extend the Expiration Date with respect to any or all Series of Convertible Notes.

Throughout the Offers, an indicative Purchase Price for each Series of Convertible Notes will be available at http://www.gbsc-usa.com/Chesapeake and from the Information Agent (as defined herein) which may be contacted at one of its telephone numbers listed on the back cover of this Offer to Purchase. We will determine the final Purchase Price promptly after the close of trading on the New York Stock Exchange on April 27, 2011 (as the same may be extended with respect to one or more Series of Convertible Notes, the “Pricing Date”). We will announce the final Purchase Price no later than 9:00 A.M., New York City time, on the business day immediately following the Pricing Date, and the final Purchase Price for each Series will also be available by that time at http://www.gbsc-usa.com/Chesapeake and from the Information Agent. We will amend the Tender Offer Statement on Schedule TO (the “Schedule TO”) relating to the Offers to include, as an exhibit thereto, the press release announcing the calculation of the Average VWAP (as defined herein) and the determination of the final Purchase Price for each Series of Convertible Notes.

Upon the terms and subject to the conditions of the Offers, we will notify the Depositary, promptly after the Expiration Date of which Convertible Notes tendered are accepted for purchase pursuant to the Offers. Provided that the conditions to the Offers have been satisfied or waived, all holders whose Convertible Notes are accepted for purchase by the Company will receive payment on the applicable Settlement Date. The Settlement Date for an Offer shall be promptly following the applicable Expiration Date.

Notwithstanding any other provision of the Offers, our obligation to accept for purchase, and to pay for, Convertible Notes that are validly tendered and not validly withdrawn is limited to the Series Maximum of each Series of Convertible Notes set forth on the front cover of this Offer to Purchase. If we receive tenders of Convertible Notes of any Series in excess of the Series Maximum for such Series, we will accept the Convertible Notes of such Series on a pro rata basis (with adjustments to avoid the purchase of Convertible Notes in a principal amount other than in integral multiples of $1,000). Consistent with their terms, all of the 2.50% Contingent Convertible Senior Notes due 2037 will be treated as a single Series, notwithstanding any differences in CUSIP numbers. See “Terms of the Offers—Pro Rata Allocation.”

Our obligation to accept for purchase, and to pay for, Convertible Notes that are validly tendered and not validly withdrawn pursuant to the Offers is conditioned on the satisfaction or waiver by the Company of the conditions of the Offers set forth under “Conditions to the Offers.”

In each Offer, any registered holder or beneficial owner of Convertible Notes desiring to tender all or any portion of such holder’s Convertible Notes must comply with the procedures for tendering Convertible Notes set forth herein under “Procedures for Tendering Convertible Notes.”

Any questions or requests for assistance concerning the Offers may be directed to Deutsche Bank Securities Inc., Citigroup Global Markets Inc. or RBS Securities Inc. (the “Dealer Managers”) or Global Bondholder Services Corporation, the Information Agent for the Offers (the “Information Agent”), at the addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal or any other related documents may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Offer to Purchase. Beneficial owners should contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

-ii-

Global Bondholder Services Corporation is also serving as Depositary for the Offers (in such capacity, the “Depositary”).

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE AND RELATED DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

THE OFFERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE OFFERS OR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO PURCHASE CONVERTIBLE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER UNDER APPLICABLE SECURITIES OR “BLUE SKY” LAWS.

THIS OFFER TO PURCHASE AND THE ACCOMPANYING LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ IN ITS ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFERS.

A beneficial owner of Convertible Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to tender the Convertible Notes on the beneficial owner’s behalf. The Depository Trust Company (“DTC”) has authorized DTC participants that hold Convertible Notes on behalf of beneficial owners through DTC to tender their Convertible Notes as if they were registered holders. To effect such a tender of Convertible Notes, DTC participants must tender their Convertible Notes through the DTC Automated Tender Offer Program (“ATOP”), for which the Offers will be eligible, and follow the procedures set forth in “Procedures for Tendering Convertible Notes—Convertible Notes Held Through DTC.” Beneficial owners of Convertible Notes are advised to check with any bank, securities broker or other intermediary through which they hold Convertible Notes as to whether such intermediary must receive instructions to participate in or withdraw their instruction to participate in an Offer before the deadlines specified in this Offer to Purchase. See “Procedures for Tendering Convertible Notes.”

Registered holders desiring to tender their Convertible Notes through ATOP on the Expiration Date should be aware that such holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such date.

The Bank of New York Mellon Trust Company, N.A. is trustee (the “Trustee”) under each indenture governing the Convertible Notes. The Trustee has not independently verified, makes no representation or warranty, express or implied, regarding and assumes no responsibility for, the accuracy or adequacy of the information provided herein. The Trustee will conclusively rely on the results of the Offers as reported by the Depositary and the Company, and the Trustee will have no liability in connection therewith.

References in this Offer to Purchase to “the Company,” “we,” “us” and “our” refer to Chesapeake Energy Corporation, unless the context indicates otherwise.

-iii-

-iv-

SUMMARY

The following summary is provided for your convenience. This summary is not complete and is qualified entirely by reference to, and should be read in connection with, the information appearing elsewhere or incorporated by reference in this Offer to Purchase and any amendments or supplements thereto. It highlights material information in this Offer to Purchase and the Letter of Transmittal, but does not describe all the details of each Offer. Holders are urged to read the more detailed information set forth in this Offer to Purchase and in the Letter of Transmittal and any amendments thereto.

Who is offering to purchase my Convertible Notes?

Chesapeake Energy Corporation, an Oklahoma corporation, is offering to purchase the Convertible Notes. The mailing address of our principal executive offices is 6100 North Western Avenue, Oklahoma City, Oklahoma 73118. Our telephone number is (405) 848-8000. We are the issuer of all three Series of Convertible Notes.

Why is the Company making the Offers?

The purpose of the Offers is to repurchase Convertible Notes in order to reduce the amount of our outstanding indebtedness. We intend to fund the purchase of the Convertible Notes pursuant to the Offers with a portion of the net proceeds we received from the recent sale of our Fayetteville Shale assets to BHP Billiton Petroleum (the “Fayetteville Transaction”), which closed on March 31, 2011. Pending the consummation of the Offers, we used a portion of the funds we received from the Fayetteville Transaction to temporarily repay all borrowings under our corporate revolving bank credit facility. See “Purpose; Effects; Plans—Purpose of the Offers.”

Contemporaneously with the Offers, we are also commencing separate tender offers to acquire a portion of our outstanding non-convertible senior notes (the “Non-Convertible Notes”). We currently anticipate retiring approximately $2.0 billion in aggregate principal amount of Convertible Notes and Non-Convertible Notes in the Offers hereunder and the concurrent Non-Convertible Notes tender offers. There is no financing condition to the Offers. None of the Offers hereunder are conditioned on the results of the separate concurrent tender offers for the Non-Convertible Notes. See “Other Information—Source and Amount of Funds.”

What securities are being sought in the Offers?

We are offering to purchase for cash, upon the terms and subject to the conditions of the Offers, the principal amounts set forth on the front cover of this Offer to Purchase of the following Series of our outstanding Convertible Notes:

•	2.75% Contingent Convertible Senior Notes due 2035;

•	2.50% Contingent Convertible Senior Notes due 2037; and

•	2.25% Contingent Convertible Senior Notes due 2038.

As of April 1, 2011, there were $451.2 million in aggregate principal amount of the 2.75% Convertible Notes outstanding, $1.378 billion in aggregate principal amount of the 2.50% Convertible Notes outstanding and $612.1 million in aggregate principal amount of the 2.25% Convertible Notes outstanding. For the purposes of the Offers, including proration, and consistent with their terms, all of the 2.50% Convertible Notes will be treated as the same Series, notwithstanding any differences in CUSIP numbers.

What are the important dates relevant to the Offers?

Holders should note the following dates relating to the Offers:

Date	Calendar Date	Event
Pricing Date	Promptly following the close of trading on the New York Stock Exchange on April 27, 2011, unless extended with respect to one or more Series of Convertible Notes.	The date on which the Average VWAP will be calculated and the final Purchase Price for each Series of Convertible Notes will be determined. The final Purchase Price for each Series of Convertible Notes will be announced no later than 9:00 A.M., New York City time, on the business day immediately following the Pricing Date.

Expiration Date	11:59 P.M., New York City time, on April 29, 2011, unless extended or earlier terminated with respect to one or more Series of Convertible Notes.	The deadline for holders to tender Convertible Notes in an Offer. This is also the deadline for holders to withdraw Convertible Notes previously tendered pursuant to the Offers.

Settlement Date	Promptly after the applicable Expiration Date. The Company expects that this date will be on or about May 2, 2011, unless an Offer is extended with respect to one or more Series of Convertible Notes.	If the Company accepts Convertible Notes in an Offer, it will deposit the Purchase Price, plus accrued interest, with the Depositary or DTC. The Company will have no obligation to pay interest by reason of any delay by the Depositary or DTC, as the case may be, in making payments to holders.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold Convertible Notes as to whether such intermediary must receive instructions to participate in or withdraw their instruction to participate in, an Offer before the Expiration Date specified above. Holders desiring to tender the Convertible Notes through ATOP on the Expiration Date should be aware that such holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such date.

What purchase prices are you offering for the Convertible Notes?

Upon the terms and subject to the conditions of the Offers, holders of Convertible Notes who validly tender and do not validly withdraw their Convertible Notes prior to the Expiration

Date, will receive, for each $1,000 in principal amount of Convertible Notes that are accepted for purchase in the Offers, a cash purchase price equal to the sum of:

•	the Average VWAP multiplied by the applicable Conversion Factor set forth on the front cover of this Offer to Purchase; plus

•	the applicable Tender Premium set forth on the front cover of this Offer to Purchase;

provided that in no event will the Purchase Price per $1,000 in principal amount of Convertible Notes be more than the applicable Maximum Purchase Price set forth on the front cover of this Offer to Purchase.

In addition, holders whose Convertible Notes are accepted for purchase in the Offers will receive accrued and unpaid interest on the principal amount of the accepted Convertible Notes from the last interest payment date applicable to the Convertible Notes of such Series to, but not including, the applicable Settlement Date. All amounts payable pursuant to the Offers will be rounded to the nearest cent. See “Terms of the Offers—Purchase Price.”

The “Average VWAP” means the sum of the Daily VWAPs (as defined below) for each day of the Averaging Period (as defined below) divided by five.

The “Averaging Period” means the series of trading days beginning on April 20, 2011 and ending on the Pricing Date, but excluding April 22, 2011.

The “Daily VWAP” means, for each trading day during the Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHK <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

For the purposes of determining the Purchase Price, in the event that on a trading day there is a “market disruption event” which means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 P.M., New York City time, on any scheduled trading day (as defined below) for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, then the Daily VWAP for such trading day shall be the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, to the extent practicable, by a nationally recognized independent investment banking firm retained for this purpose by us.

See “Terms of the Offers—Sample Calculations of Purchase Price” for illustrative calculations of the Purchase Price for each Series of Convertible Notes.

When will I know the Purchase Price for the Offers?

We will determine the final Purchase Price promptly after the close of trading on the New York Stock Exchange on the Pricing Date. We will announce the final Purchase Price no later than 9:00 A.M., New York City time, on the business day immediately following the Pricing Date, and the final Purchase Price will also be available by that time at http://www.gbsc-usa.com/Chesapeake and from the Information Agent. We will amend the Schedule TO relating to the Offers to include, as an exhibit thereto, the press release announcing the calculation of the Average VWAP and the determination of the final Purchase Price for each Series of Convertible Notes. See “Terms of the Offers—Purchase Price.”

How may I obtain information regarding the Purchase Price during the Offers?

Throughout the Offers, an indicative Purchase Price will be available at http://www.gbsc-usa.com/Chesapeake and from the Information Agent at one of its telephone numbers listed on the back cover of this Offer to Purchase. We will announce the final Purchase Price for each Series no later than 9:00 A.M., New York City time, on the business day immediately following the Pricing Date, and the final Purchase Price will also be available by that time at http://www.gbsc-usa.com/Chesapeake and from the Information Agent. See “Terms of the Offers—Purchase Price.”

Is there a maximum Purchase Price that will be paid in the Offer?

Yes. In no event will the Purchase Price per $1,000 in principal amount of Convertible Notes validly tendered and not validly withdrawn in an Offer exceed the applicable Maximum Purchase Price for such Series of Convertible Notes set forth on the front cover of this Offer to Purchase. See “Terms of the Offers—Purchase Price.”

Is there a minimum Purchase Price that will be paid in the Offers?

No. While there is a maximum Purchase Price that will be paid by us for Convertible Notes validly tendered and not validly withdrawn in an Offer, there is no minimum Purchase Price. See “Terms of the Offers—Purchase Price.”

Will I receive interest on my Convertible Notes purchased pursuant to the Offers?

Yes. Holders will receive in respect of their Convertible Notes that are accepted for purchase accrued and unpaid interest on the principal amount of such Convertible Notes from the last interest payment date applicable to the Convertible Notes of such Series to, but not including, the applicable Settlement Date.

How and when will I be paid?

If your Convertible Notes are accepted for purchase in the Offers, you will be paid the Purchase Price and accrued and unpaid interest, in cash, promptly after the Expiration Date and the acceptance of such Convertible Notes for purchase. Payment will be made in U.S. dollars to an account designated by the Depositary, which will act as your custodian or nominee for the purpose of receiving payment from us and transmitting payment to you. All amounts payable pursuant to the Offers will be rounded to the nearest cent. See “Terms of the Offers—Purchase Price.”

Will I have an opportunity to tender my Convertible Notes in the Offers, or withdraw previously tendered Convertible Notes, after the determination of the final Purchase Price?

Yes. Since the Purchase Price to be paid in the Offers will be announced by us by 9:00 A.M., New York City time, on the business day immediately following the Pricing Date and the Offers will not expire earlier than 11:59 P.M., New York City time, on the applicable Expiration Date, you will have two business days following the determination of the final Purchase Price to tender your Convertible Notes in the Offers or to withdraw your previously tendered Convertible Notes. See “Terms of the Offers—Purchase Price” and “Procedures for Tendering the Convertible Notes—Withdrawal of Tenders.”

Are the Offers subject to any minimum tender or other conditions?

Our obligation to purchase Convertible Notes validly tendered and not validly withdrawn in the Offers is not subject to any minimum tender condition or financing condition. However, the Offers are subject to the conditions described under “Conditions to the Offers.”

How many Convertible Notes will the Company purchase, and what happens if the Offers are oversubscribed?

The Company will accept for purchase an aggregate principal amount of Convertible Notes of each Series up to the Series Maximum for such Series set forth on the front cover of this Offer to Purchase. If the aggregate principal amount of Convertible Notes of any Series tendered exceeds the Series Maximum for such Series, the Company will accept for purchase an aggregate principal amount of Convertible Notes of such series equal to the Series Maximum for such Series, allocated among the tendering holders on a pro rata basis in accordance with the respective principal amounts of the Convertible Notes of such Series tendered by the holders. Consistent with their terms, all of the 2.50% Convertible Notes will be treated as a single Series, notwithstanding any differences in CUSIP numbers.

Outstanding Convertible Notes may be tendered in the Offers, and will be accepted for purchase, only in minimum denominations of $1,000 and integral multiples thereof. If, as a result of the Company’s pro rata acceptance of tendered Convertible Notes, the Company would be required to accept from one or more tendering holders Convertible Notes of any Series in a principal amount that is not an integral multiple of $1,000, the Company will round the principal amount of the prorated Series of Convertible Notes down to the nearest integral multiple of $1,000. The excess principal amount of Convertible Notes not accepted from the tendering holders will be promptly returned to such holders.

We will not be able to definitely determine whether an Offer is oversubscribed or what the effects of proration may be with respect to any particular Series of Convertible Notes until after the Expiration Date has passed.

Can the Company increase the Series Maximum for the Convertible Notes in the Offers?

No. The Company may not increase the Series Maximum for any Series of Convertible Notes unless it amends an Offer pursuant to the procedure described under “Terms of the Offers—Expiration Date; Extensions; Amendments.”

May I tender only a portion of the Convertible Notes that I own?

Yes. You do not have to tender all of the Convertible Notes that you own to participate in the Offer(s), except that Convertible Notes must be tendered in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Under what circumstances can the Offers be extended, amended or terminated?

Subject to applicable law, we may extend one or more of the Offers, at any time or from time to time, for any reason. Subject to applicable law, we also expressly reserve the right, at any time or from time to time, to amend the terms of the Offers in any respect prior to the Expiration Date. We may terminate an Offer if any condition to the Offers is not satisfied or waived by us. If an Offer is terminated, no Convertible Notes relating to such Offer will be accepted for purchase and such Convertible Notes that have been tendered will be returned to the holder promptly after the termination. For more information regarding our right to extend, amend or terminate the Offers, see “Terms of the Offers—Expiration Date; Extension; Amendments” and “Conditions to the Offers.”

How will I be notified if an Offer is extended, amended or terminated?

If we extend, amend or terminate an Offer, we will give notice to the Depositary and make a public announcement, such announcement, in the case of an extension, to be issued no later than 9:00 A.M., New York City time, or, in the case of a Series of Convertible Notes registered on a national securities exchange, prior to the first opening of such exchange, on the business day immediately following the previously scheduled Expiration Date. See “Terms of the Offers—Expiration Date; Extension; Amendments” and “Conditions to the Offers.”

How do I participate in the Offers?

You may tender your Convertible Notes by transferring the Convertible Notes through ATOP or following the other procedures described under “Procedures for Tendering Convertible Notes.”

What must I do to participate if my Convertible Notes are held of record by a broker, dealer, commercial bank, trust company or other nominee?

If you wish to tender your Convertible Notes and they are held of record by a broker, dealer, commercial bank, trust company or other nominee, you should contact such entity promptly and instruct it to tender your Convertible Notes on your behalf.

You are urged to instruct your broker, dealer, commercial bank, trust company or other nominee promptly to make arrangements for processing your instruction.

Should you have any questions as to the procedures for tendering your Convertible Notes, please call your broker, dealer, commercial bank, trust company or other nominee, or call the Information Agent at one of its telephone numbers listed on the back cover of this Offer to Purchase.

We are not providing for procedures for tenders of Convertible Notes to be made by guaranteed delivery. Accordingly, if you intend to tender your Convertible Notes on the Expiration Date, you must allow sufficient time for the necessary tender procedures to be completed during the normal business hours of DTC on such date. If you hold your Convertible Notes through a broker, dealer, commercial bank, trust company or other nominee, such entity may require you to take action with respect to the Offers a number of days before the Expiration Date in order for such entity to tender Convertible Notes on your behalf at or prior to the Expiration Date. Tenders not completed prior to 11:59 P.M., New York City time, on the Expiration Date will be disregarded and of no effect.

See “Procedures for Tendering the Convertible Notes—Convertible Notes Held Through DTC.”

Once I have tendered Convertible Notes, can I change my mind?

You may withdraw previously tendered Convertible Notes at any time before the applicable Offer expires. In addition, after an Offer expires, if we have not accepted for purchase the Convertible Notes you have tendered, you may withdraw your Convertible Notes at any time after 11:59 P.M., New York City time, on the 40th business day after the commencement of the Offers.

To withdraw Convertible Notes previously tendered, you or your broker, dealer, commercial bank, trust company or other nominee must cause the DTC participant holding the Convertible Notes through its DTC account to timely generate a “Request Message” with respect to the withdrawal specifying the amount of Convertible Notes to be withdrawn, the name of the beneficial owner of the Convertible Notes and the number of the account at DTC to be credited with the withdrawn Convertible Notes, and you must otherwise comply with DTC’s procedures. See “Terms of the Offers—Withdrawal of Tenders.”

What is the market value of my Convertible Notes as of a recent date?

Each Series of Convertible Notes trades on the New York Stock Exchange under the symbol shown in the table below and the last reported sales price for each Series of Convertible Notes on April 1, 2011, expressed as a percentage of the face value per $1,000 in principal amount of such series, is shown in the table below:

Convertible Notes	Symbol	Price
2.75% Convertible Notes	CHK35	116.185
2.50% Convertible Notes(1)	CHK37/CHK37A	108.125/107.292
2.25% Convertible Notes	CHK38	93.750

(1)

For the purposes of the Offers, including proration, and consistent with their terms, all of the 2.50% Convertible Notes will be treated as a single Series, notwithstanding any differences in CUSIP numbers.

Additionally, we believe that there is currently a correlation between trading prices for the Convertible Notes and trading prices for the shares of our common stock, and the Purchase Price for the Convertible Notes will be determined in part by the Average VWAP, which is linked to the trading prices for our common stock during the series of trading days beginning on April 20, 2011 and ending on the Pricing Date, but excluding April 22, 2011. The closing price of our common stock on the New York Stock Exchange on April 1, 2011 was $33.50 per share. See “Purpose; Effects; Plans—Material Differences in the Rights of Holders of Convertible Notes as a Result of the Offers.” You are urged to obtain more current price information for our common stock and the Convertible Notes throughout the offer period. See “Other Information—Market and Recent Prices for the Convertible Notes and the Common Stock.”

How will participation in the Offers affect my rights with respect to the Convertible Notes?

If your Convertible Notes are tendered and accepted for purchase in the Offers, you will receive the Purchase Price and accrued interest with respect thereto, but you will give up all rights and obligations associated with ownership of the Convertible Notes. See “Purpose;

Effects; Plans—Material Differences in the Rights of Convertible Note Holders as a Result of the Offers—Effects on the Holders of Convertible Notes Tendered and Accepted in the Offers.”

If the Offers are completed and I do not participate in the Offers, how will my rights and obligations under my Convertible Notes be affected?

The rights and obligations under the Convertible Notes that remain outstanding after settlement of the Offers will not change as a result of the Offers. However, any trading market for the remaining outstanding principal amount of Convertible Notes may be less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of any trading in the Convertible Notes. See “Purpose; Effects; Plans—Material Differences in the Rights of Convertible Note Holders as a Result of the Offers—Treatment of Convertible Notes Not Tendered in the Offers” and “Purpose; Effects; Plans—Effects of the Offers on the Market for Convertible Notes.”

Will I have to pay brokerage commissions or transfer taxes if I tender my Convertible Notes in the Offers?

A registered holder of Convertible Notes that tenders its Convertible Notes directly to the Depositary and who does not give instructions for payment to be made or delivered, or unpurchased Convertible Notes to be issued or delivered, to another person will not need to pay any brokerage commissions to the Dealer Managers or transfer taxes. If you hold Convertible Notes through a broker or bank that is not a Dealer Manager, however, you should ask your broker or bank whether you will be charged a fee to tender your Convertible Notes. See “Procedures for Tendering the Convertible Notes” and “Other Information—Brokerage Commissions.”

What are the tax consequences of tendering my Convertible Notes?

Holders of Convertible Notes may be subject to United States federal income taxation upon the receipt of cash from us as payment for the Convertible Notes tendered in an Offer. See “Certain U.S. Federal Income Tax Considerations.”

Is anyone making a recommendation regarding whether I should participate in the Offers?

Neither we nor our board of directors nor the Dealer Managers, the Depositary, the Information Agent or the Trustee makes any recommendation to any holder whether to tender or refrain from tendering any or all of such holder’s Convertible Notes and neither we nor any such other person has authorized any person to make any such recommendation.

Before making a decision regarding the Offers, we urge you to read this Offer to Purchase, including the documents incorporated by reference herein, and the Letter of Transmittal in their entirety. We also urge you to consult your financial and tax advisors in making a decision on what action, if any, to take in light of your own particular circumstances.

Whom can I talk to if I have questions about the Offers?

Global Bondholder Services Corporation is acting as the Information Agent for the Offers and Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. are acting as the Dealer Managers for the Offers. You may call the Information Agent or the Dealer Managers if you have any questions about an Offer. See “Dealer Managers; Information Agent; Depository” and the back cover of this Offer to Purchase for further information.

TERMS OF THE OFFERS

The Offeror

Chesapeake Energy Corporation, an Oklahoma corporation, is offering to purchase the Convertible Notes identified on the front cover of this Offer to Purchase. The mailing address of our principal executive offices is 6100 North Western Avenue, Oklahoma City, Oklahoma 73118. Our telephone number is (405) 848-8000.

We are the second-largest producer of natural gas and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, our operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. We own leading positions in the Barnett, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays. We have also vertically integrated our operations and own substantial midstream, compression, drilling and oilfield service assets.

On March 31, 2011, we closed the sale of our Fayetteville Shale assets to BHP Billiton Petroleum, a wholly owned subsidiary of BHP Billiton Limited (NYSE: BHP; ASX: BHP), for net proceeds of $4.637 billion in cash. The sold properties consist of approximately 487,000 net acres of leasehold, current net production of approximately 415 million cubic feet of natural gas equivalent per day and midstream assets with approximately 420 miles of pipeline. Estimated proved reserves attributable to the Fayetteville Shale as of December 31, 2010 were 2.4 trillion cubic feet of natural gas equivalent, or approximately 14% of our total proved reserves. As part of the Fayetteville Transaction, we have agreed to provide technical and business services for up to one year for BHP Billiton’s Fayetteville properties for an agreed-upon fee. We will file a Current Report on Form 8-K containing pro forma financial information related to the Fayetteville Transaction and will amend the Schedule TO related to the Offers to incorporate such Current Report by reference.

Purchase Price

We are offering to purchase for cash, on the terms and subject to the conditions set forth in this Offer to Purchase, the outstanding Convertible Notes set forth on the front cover of this Offer to Purchase. The Offers consist of three separate offers, one for each Series of Convertible Notes, to purchase up to the Series Maximum of each Series of Convertible Notes set forth on the front cover of this Offer to Purchase.

The consideration per $1,000 in principal amount of Convertible Notes of a Series validly tendered (and not validly withdrawn) and accepted for purchase is:

•	the Average VWAP (as defined below) multiplied by the applicable Conversion Factor set forth on the front cover of this Offer to Purchase; plus

•	the applicable Tender Premium set forth on the front cover of this Offer to Purchase;

provided that in no event will the Purchase Price per $1,000 in principal amount of Convertible Notes be more than the applicable Maximum Purchase Price set forth on the front cover of this Offer to Purchase.

In addition, holders whose Convertible Notes are accepted for purchase in the Offers will receive accrued and unpaid interest on the principal amount of the accepted Convertible Notes from the last interest payment date applicable to the Convertible Notes of such Series to, but not including, the applicable Settlement Date.

For the purposes of calculating the Purchase Price, the Average VWAP will be rounded to four decimal places and the Purchase Price will be rounded to two decimal places. All amounts payable pursuant to the Offers will be rounded to the nearest cent.

The “Average VWAP” means the sum of the Daily VWAPs (as defined below) for each day of the Averaging Period (as defined below) divided by five.

The “Averaging Period” means the series of trading days beginning on April 20, 2011 and ending on the Pricing Date, but excluding April 22, 2011.

The “Daily VWAP” means, for each of the trading days during the Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CHK <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

For the purposes of determining the Purchase Price, in the event that on a trading day there is a “market disruption event” which means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 P.M., New York City time, on any scheduled trading day (as defined below) for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, then the Daily VWAP for such trading day shall be the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, to the extent practicable, by a nationally recognized independent investment banking firm retained for this purpose by us.

For the purposes of determining the Purchase Price, a “trading day” means a “business day.” A “business day” is any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

Sample Calculations of Purchase Price

For purposes of illustration, the tables below indicate the Purchase Price (and fixed and variable components thereof) that would be calculated on the basis of the pricing formula described above with respect to each $1,000 in principal amount of each Series of Convertible Notes, assuming a range of sample Average VWAPs indicated in the left-hand column. The actual Average VWAP may be higher or lower than the sample Average VWAPs below.

2.75% Contingent Convertible Senior Notes due 2035

Sample Average VWAP	Conversion Factor	Variable Component of Purchase Price	Tender Premium	Illustrative Purchase Price(1)
$28.00	17.9952	$503.87	$577.00	$1,080.87
$29.00	17.9952	$521.86	$577.00	$1,098.86
$30.00	17.9952	$539.86	$577.00	$1,116.86
$31.00	17.9952	$557.85	$577.00	$1,134.85
$32.00	17.9952	$575.85	$577.00	$1,152.85
$33.00	17.9952	$593.84	$577.00	$1,170.84
$34.00	17.9952	$611.84	$577.00	$1,188.84
$35.00	17.9952	$629.83	$577.00	$1,206.83
$36.00	17.9952	$647.83	$577.00	$1,224.83
$37.00	17.9952	$665.82	$577.00	$1,242.82
$38.00	17.9952	$683.82	$577.00	$1,260.82

(1)	Subject to the Maximum Purchase Price for such Series of Convertible Notes set forth on the front cover of this Offer to Purchase.

2.50% Contingent Convertible Senior Notes due 2037

Sample Average VWAP	Conversion Factor	Variable Component of Purchase Price	Tender Premium	Illustrative Purchase Price(1)
$28.00	16.5351	$462.98	$556.00	$1,018.98
$29.00	16.5351	$479.52	$556.00	$1,035.52
$30.00	16.5351	$496.05	$556.00	$1,052.05
$31.00	16.5351	$512.59	$556.00	$1,068.59
$32.00	16.5351	$529.12	$556.00	$1,085.12
$33.00	16.5351	$545.66	$556.00	$1,101.66
$34.00	16.5351	$562.19	$556.00	$1,118.19
$35.00	16.5351	$578.73	$556.00	$1,134.73
$36.00	16.5351	$595.26	$556.00	$1,151.26
$37.00	16.5351	$611.80	$556.00	$1,167.80
$38.00	16.5351	$628.33	$556.00	$1,184.33

(1)	Subject to the Maximum Purchase Price for such Series of Convertible Notes set forth on the front cover of this Offer to Purchase.

2.25% Contingent Convertible Senior Notes due 2038

Sample Average VWAP	Conversion Factor	Variable Component of Purchase Price	Tender Premium	Illustrative Purchase Price(1)
$28.00	7.5678	$211.90	$688.00	$899.90
$29.00	7.5678	$219.47	$688.00	$907.47
$30.00	7.5678	$227.03	$688.00	$915.03
$31.00	7.5678	$234.60	$688.00	$922.60
$32.00	7.5678	$242.17	$688.00	$930.17
$33.00	7.5678	$249.74	$688.00	$937.74
$34.00	7.5678	$257.31	$688.00	$945.31
$35.00	7.5678	$264.87	$688.00	$952.87
$36.00	7.5678	$272.44	$688.00	$960.44
$37.00	7.5678	$280.01	$688.00	$968.01
$38.00	7.5678	$287.58	$688.00	$975.58

(1)	Subject to the Maximum Purchase Price for such Series of Convertible Notes set forth on the front cover of this Offer to Purchase.

Throughout the Offers, an indicative Average VWAP and the resulting indicative Purchase Price will be available at http://www.gbsc-usa.com/Chesapeake and from the Information Agent at one of its telephone numbers listed on the back cover of this Offer to Purchase. We will determine the final Purchase Price promptly after the close of trading on the New York Stock Exchange on the Pricing Date. We will announce the final Purchase Price no later than 9:00 A.M., New York City time, on the business day immediately following the Pricing Date, and the final Purchase Price will also be available by that time at http://www.gbsc-usa.com/Chesapeake and from the Information Agent.

The following summarizes the Purchase Price information that will be available during the Offers:

•

By 4:30 P.M., New York City time, on each trading day after the commencement date of the Offers and before the first day of the Averaging Period, the webpage will show an indicative Average VWAP and the resulting indicative Purchase Price calculated as though that day were the Pricing Date (i.e., it will show the indicative Average VWAP for that day and the preceding five trading days and the resulting indicative Purchase Price).

•

During each trading day during the Averaging Period, the webpage will show the indicative Average VWAP and resulting indicative Purchase Price using cumulative actual trading data, updated every three hours starting at 10:30 A.M., New York City time, on each trading day as follows:

•

On the first trading day of the Averaging Period, the webpage will show the indicative Average VWAP and resulting indicative Purchase Price that reflect the actual Intra-Day VWAP (as defined below) during the elapsed portion of that trading day.

•

On each subsequent trading day of the Averaging Period, the webpage will show the indicative Average VWAP and resulting indicative Purchase Price that reflect the simple arithmetic average of the Daily VWAP on the preceding trading days of the Averaging Period and the actual Intra-Day VWAP during the elapsed portion of such subsequent trading day, weighting the Daily VWAP for each preceding trading day in the period the same as such actual Intra-Day VWAP. For example, at any time during the fifth trading day of the Averaging Period, the webpage will show the indicative

Average VWAP equal to (a) the combined Daily VWAP for the preceding four trading days plus the actual Intra-Day VWAP during the elapsed portion of the fifth trading day divided by (b) five, as well as the resulting indicative Purchase Price.

•

Each time the webpage is updated, it will also show the closing trading price (or, after the Averaging Period starts, a reasonably current trading price) for our common stock on the New York Stock Exchange.

“Intra-Day VWAP” at any time on any day means the volume weighted average price of our common stock on the New York Stock Exchange for the period beginning at the official open of trading on that day and ending as of that time on that day, as calculated by Bloomberg. The data used to derive the Intra-Day VWAP during the Averaging Period will reflect a 20-minute reporting delay.

We will determine the final Purchase Price promptly after the close of trading on the New York Stock Exchange on the Pricing Date. We will announce the final Purchase Price no later than 9:00 A.M., New York City time, on the business day immediately following the Pricing Date, and the final Purchase Price will also be available by that time at http://www.gbsc-usa.com/Chesapeake and from the Information Agent. We will amend the Schedule TO relating to the Offers to include, as an exhibit thereto, the press release announcing the calculation of the Average VWAP and the determination of the final Purchase Price for each Series of Convertible Notes.

At any time during the Offers, you may also contact the Information Agent to obtain an indicative Average VWAP and the resulting indicative Purchase Price (and, once it is determined, the final Purchase Price) at one of its telephone numbers listed on the back cover of this Offer to Purchase.

Pro Rata Allocation

The Company will accept for purchase an aggregate principal amount of Convertible Notes of each Series up to the Series Maximum for such Series set forth on the front cover of this Offer to Purchase. If the aggregate principal amount of Convertible Notes of any Series tendered exceeds the Series Maximum for such Series, the Company will accept for purchase an aggregate principal amount of Convertible Notes of such Series equal to the Series Maximum for such Series, allocated among the tendering holders on a pro rata basis in accordance with the respective principal amounts of the Convertible Notes of such Series tendered by the holders. Consistent with their terms, all of the 2.50% Contingent Convertible Senior Notes due 2037 will be treated as a single Series, notwithstanding any differences in CUSIP numbers.

Outstanding Convertible Notes may be tendered in the Offers, and will be accepted for purchase, only in minimum denominations of $1,000 and integral multiples thereof. If, as a result of the Company’s pro rata acceptance of tendered Convertible Notes, the Company would be required to accept from one or more tendering holders Convertible Notes of any Series in a principal amount that is not an integral multiple of $1,000, the Company will round the principal amount of the prorated Series of Convertible Notes down to the nearest integral multiple of $1,000. The excess principal amount of Convertible Notes not accepted from the tendering holders will be promptly returned to such holders.

We will not be able to definitely determine whether an Offer is oversubscribed or what the effects of proration may be with respect to any particular series until after the Expiration Date has passed.

Expiration Date; Extensions; Amendments

Each Offer will expire at 11:59 P.M., New York City time, on April 29, 2011 unless extended with respect to one or more Series of Convertible Notes, in which case the Expiration Date applicable to such Series will be such date to which the Expiration Date is extended.

We reserve the right, in our discretion, at any time and from time to time, to extend the Expiration Date with respect to one or more Series of Convertible Notes, and to delay acceptance for purchase of, and payment for any Convertible Notes by giving notice of such extension to the Depositary and making a public announcement of such extension. We also reserve the right, in our discretion, to terminate the Offers and not accept for purchase or pay for any Convertible Notes not previously accepted for purchase or paid for, or, subject to applicable law, to postpone payment for Convertible Notes, if any conditions of the Offers fail to be satisfied at or prior to the Expiration Date, by giving notice of such termination or postponement to the Depositary and making a timely public announcement of such termination or postponement. Our reservation of the right to delay acceptance for purchase or to delay payment for Convertible Notes which we have accepted for purchase is limited by Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires payment of the consideration offered or return of the Convertible Notes promptly after termination or withdrawal of an Offer.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether or not any of the events or conditions described under “Conditions to the Offers” have occurred or are deemed by us to have occurred, to amend any Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in such Offer to holders of Convertible Notes or by increasing or decreasing the principal amount of Convertible Notes being sought in such Offer. Amendments to an Offer may be made at any time and from time to time by public announcement, such announcement, in the case of an extension, to be issued no later than 9:00 A.M., New York City time, or, in the case of a Series of Convertible Notes registered on a national securities exchange, prior to the first opening of such exchange, on the next business day immediately following the previously scheduled Expiration Date.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Offers, we will not have any obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a press release.

If we materially change the terms of an Offer or the information concerning an Offer, we will extend such Offer to the extent required by Rule 14e-1(b) under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of Convertible Notes sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If we:

•	adjust the pricing formula or the Maximum Purchase Price; or

•	otherwise increase or decrease the Purchase Price to be paid for the Convertible Notes,

then such Offer must remain open, or will be extended, until at least ten business days from, and including, the date that notice of any such change is first published, sent or given in the manner described above. The calculation of a Purchase Price on the basis of the pricing formula described above with respect to the Offers will not be considered an increase or decrease in the price to be paid in the Offers and will not require an extension of the Offers.

Other than an extension of the Offers, we are not aware of any circumstance that would cause us to delay acceptance of any validly tendered Convertible Notes.

PROCEDURES FOR TENDERING CONVERTIBLE NOTES

The tender of Convertible Notes pursuant to an Offer and in accordance with the procedures described below will constitute a valid tender of Convertible Notes of the applicable Series. Any Convertible Notes tendered and validly withdrawn will be deemed not to have been validly tendered.

Tendering Convertible Notes

In each Offer, the tender of Convertible Notes pursuant to any of the procedures set forth in this Offer to Purchase and in the Letter of Transmittal will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of such Offer. The valid tender of Convertible Notes will constitute the agreement of the holder to deliver good and marketable title to all tendered Convertible Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

UNLESS THE CONVERTIBLE NOTES BEING TENDERED ARE DEPOSITED BY THE REGISTERED HOLDER WITH THE DEPOSITARY AT OR PRIOR TO THE APPLICABLE EXPIRATION DATE (ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL), THE COMPANY MAY, AT ITS OPTION, REJECT SUCH TENDER. PAYMENT FOR CONVERTIBLE NOTES WILL BE MADE ONLY AGAINST DEPOSIT OF VALIDLY TENDERED CONVERTIBLE NOTES AND DELIVERY OF ALL OTHER REQUIRED DOCUMENTS.

Only registered holders are authorized to tender their Convertible Notes pursuant to an Offer. Accordingly, to properly tender Convertible Notes, or cause Convertible Notes to be tendered, the following procedures must be followed:

Convertible Notes Held Through DTC

Each beneficial owner of Convertible Notes held through a participant (a “DTC Participant”) of DTC (i.e., a custodian bank, depositary, broker, trust company or other nominee) must instruct such DTC Participant to cause its Convertible Notes to be tendered in accordance with the procedures set forth in this Offer to Purchase. Holders desiring to tender their Convertible Notes on the Expiration Date should be aware that such Holders must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on such date.

Pursuant to an authorization given by DTC to the DTC Participants, each DTC Participant that holds Convertible Notes through DTC must transmit its acceptance through ATOP (for which the transaction will be eligible), and DTC will then edit and verify the acceptance, execute a book-entry delivery to the Depositary’s account at DTC and send an Agent’s Message (as defined below) to the Depositary for its acceptance. The Depositary will (promptly after the date of this Offer to Purchase) establish accounts at DTC for purposes of the Offers with respect to Convertible Notes held through DTC, and any financial institution that is a DTC Participant may make book-entry delivery of Convertible Notes into the Depositary’s account through ATOP. However, although delivery of the Convertible Notes may be effected through book-entry transfer into the Depositary’s account through ATOP, an Agent’s Message in connection with such book-entry transfer and any other required documents must be, in any case, transmitted to and received by the Depositary at its address set forth on the back cover of this Offer to Purchase prior to the applicable Expiration Date. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participant has received a Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participant.

All Convertible Notes currently held through DTC have been issued in the form of global notes registered in the name of Cede & Co., DTC’s nominee (the “Global Notes”). At or as of the close of business on the second business day after the applicable Expiration Date, the aggregate principal amount of the Global Notes will be reduced to represent the aggregate principal amount of the Convertible Notes, if any, held through DTC and not tendered pursuant to an Offer.

Convertible Notes Held in Physical Form by Record Holders

Each record holder must complete and sign the Letter of Transmittal, and deliver such Letter of Transmittal and any other documents required by the Letter of Transmittal, together with certificate(s) representing all tendered Convertible Notes, to the Depositary at its address set forth on the back cover of this Offer to Purchase.

All signatures on the Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each, an “Eligible Institution”); provided, however, that signatures on the Letter of Transmittal need not be guaranteed if such Convertible Notes are tendered for the account of an Eligible Institution. If a Letter of Transmittal or any Convertible Note is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

Lost or Missing Certificates

If a record holder desires to tender Convertible Notes pursuant to an Offer, but the certificates representing such Convertible Notes have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Depositary for further instructions at the address or telephone number set forth herein. See the Letter of Transmittal.

Effect of the Company’s Acceptance of Convertible Notes

A tender of Convertible Notes under the procedures described above will constitute a holder’s deemed acceptance of the terms and conditions of the Offers. In addition, by instructing an intermediary or nominee to tender their Convertible Notes in the Offers, holders are deemed to represent, warrant and agree that:

•	such holder has received a copy of this Offer to Purchase and the Letter of Transmittal and agrees to be bound by all the terms and conditions of the applicable Offer;

•	such holder has full power and authority to tender, sell, assign and transfer the tendered Convertible Notes;

•	such holder has assigned and transferred its Convertible Notes to the Depositary and irrevocably constitutes and appoints the Depositary as such holder’s true and lawful agent and attorney-in-fact to cause the Convertible Notes to be tendered in the applicable Offer, that power of attorney being deemed irrevocable and coupled with an interest;

•

such holder’s Convertible Notes are being tendered, and will, when accepted by the Depositary, be free and clear of all liens, restrictions, charges, claims, equitable interests and encumbrances, and not subject to any adverse claim or right, other than the claims of a holder under the express terms of the applicable Offer;

•

such holder waives any and all rights with respect to such Convertible Notes (including, without limitation, any existing or past defaults and their consequences in respect of such Convertible Notes and the applicable indenture under which the Convertible Notes were issued);

•

such holder releases and discharges the Company from any and all claims such holder may have arising out of, or related to, such Convertible Notes, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to such Convertible Notes, to participate in any redemption or defeasance of such Convertible Notes or be entitled to any of the benefits under the applicable indenture under which such Convertible Notes were issued;

•

all authority conferred or agreed to be conferred pursuant to such holder’s acknowledgements, agreements, representations, warranties and undertakings, and all of such holder’s obligations shall be binding upon such holder’s successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, such holder’s death or incapacity;

•

such holder is not a person to whom it is unlawful to make an invitation pursuant to the Offers under applicable securities laws and such holder has complied with all laws and regulations applicable to such holder for the purposes of participation in the Offers;

•

such holder has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from such holder in each respect in connection with any offer or acceptance in any jurisdiction and such holder has not taken or omitted to take any action in breach of the terms of the Offers or which will or may result in the Company, the Dealer Managers, the Depositary, the Information Agent or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Offers;

•

such holder will, upon our request or the request of the Depositary execute and deliver any additional documents necessary or desirable to complete the tender, sale, assignment and transfer of the Convertible Notes; and

•

such holder has made its own decision with regard to tendering Convertible Notes in an Offer based on any legal, tax or financial advice it has deemed necessary to seek and has not received any recommendation or information with respect to such Offer, except as expressly set out in this Offer to Purchase and the related documents, from the Company or the Dealer Managers.

A beneficial owner’s custodian, intermediary or other nominee, by delivering, or causing to be delivered, the Convertible Notes and the completed Agent’s Message or Letter of Transmittal to the Depositary is representing and warranting that such holder, as owner of the Convertible Notes, has represented, warranted and agreed to each of the above. Our acceptance for purchase of Convertible Notes tendered under the Offers will constitute a binding agreement between such holder and us upon the terms and conditions of the Offers described in this Offer to Purchase and the related documents.

Determination of Validity; Irregularities

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of Convertible Notes pursuant to the procedures described in this Offer to Purchase and the Letter of Transmittal and the form and validity of all documents will be determined by the Company in its discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any or all tenders that are not in proper form or the acceptance of, or payment for which, may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any of the conditions of an Offer and any defect or irregularity in the tender of any particular Convertible Notes. The Company’s interpretation of the terms and conditions of each Offer (including, without limitation, the instructions in the Letter of Transmittal) will be final and binding. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to a holder for failure to give such notification. Tenders of Convertible Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Convertible Notes received by the Depositary that are not properly tendered as to which the irregularities have not been cured or waived will be returned by the Depositary to the tendering holders, unless otherwise provided in the Letter of Transmittal, as promptly as practical following the applicable Expiration Date.

LETTERS OF TRANSMITTAL AND CONVERTIBLE NOTES MUST BE SENT ONLY TO THE DEPOSITARY. DO NOT SEND LETTERS OF TRANSMITTAL OR CONVERTIBLE NOTES TO THE COMPANY, THE DEALER MANAGERS OR THE INFORMATION AGENT.

THE METHOD OF DELIVERY OF CONVERTIBLE NOTES AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY AND ACCEPTANCE THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSONS TENDERING AND DELIVERING LETTERS OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE APPLICABLE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO THE APPLICABLE EXPIRATION DATE.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for by the Company in connection with any Offer under the terms of this Offer to Purchase or any other related documents. Holders must tender their in accordance with the procedures set forth above.

No Appraisal Rights

No appraisal rights are available to holders of Convertible Notes under applicable law in connection with the Offers.

Withdrawal of Tenders

Convertible Notes tendered in the Offers may be withdrawn at any time at or prior to the Expiration Date. In addition, after an Offer expires, if we have not accepted for purchase the Convertible Notes you have tendered, you may withdraw your Convertible Notes at any time after 11:59 P.M., New York City time, on the 40th business day after the commencement of the Offers.

For a withdrawal of a tender of Convertible Notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the Depositary prior to 11:59 P.M., New York City time, on the Expiration Date, by mail, fax or hand delivery at its address or facsimile number listed on the back cover of this Offer to Purchase or by a properly transmitted “Request Message” through ATOP. Any such notice of withdrawal must:

•

specify the name of the person who tendered the Convertible Notes to be withdrawn and the name of the DTC participant whose name appears on the security position listing as the owner of such Convertible Notes, if different from that of the person who deposited the Convertible Notes;

•	contain the aggregate principal amount of Convertible Notes to be withdrawn and the number of the account at DTC to be credited with the withdrawn Convertible Notes;

•	unless transmitted through ATOP, be signed by the holder thereof in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantee(s); and

•

if the Letter of Transmittal was executed by a person other than the DTC participant whose name appears on a security position listing as the owner of the Convertible Notes, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

Withdrawal of Convertible Notes can only be accomplished in accordance with the foregoing procedures.

If you tendered your Convertible Notes through a broker, dealer, commercial bank, trust company or other nominee and wish to withdraw your Convertible Notes, you will need to make arrangements for withdrawal with your nominee. Your ability to withdraw the tender of your Convertible Notes will depend upon the terms of the arrangements you have made with your nominee and, if your nominee is not the DTC participant tendering those Convertible Notes, the arrangements between your nominee and such DTC participant, including any arrangements involving intermediaries between your nominee and such DTC participant.

If you tendered Convertible Notes through a broker, dealer, commercial bank, trust company or other nominee and you wish to withdraw your Convertible Notes after 5:00 P.M., New York City time, on the Expiration Date, you must make arrangements with your nominee for such nominee to fax a notice of withdrawal to the Depositary at its number on the back cover of this Offer to Purchase on your behalf prior to 11:59 P.M., New York City time, on the Expiration Date.

Through DTC, the Depositary will return to tendering holders all Convertible Notes in respect of which it has received valid withdrawal instructions promptly after it receives such instructions.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender will be determined by us. In the event of a dispute, a court of competent jurisdiction has the power to review and make binding determinations with respect to our determinations of these matters. We reserve the right to reject any or all attempted withdrawals of Convertible Notes that are not in proper form or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of a withdrawal as to particular Convertible Notes. A waiver of any defect or irregularity with respect to the withdrawal of any Convertible Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Convertible Note except to the extent we may otherwise so provide. Withdrawals of Convertible Notes shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the Depositary, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Withdrawals may not be rescinded, and any Convertible Notes validly withdrawn will thereafter be deemed not validly tendered for purposes of an Offer unless the withdrawn Convertible Notes are validly re-tendered before the expiration of the applicable Offer by following the procedures described under “Terms of the Offers—Procedures for Tendering the Convertible Notes.”

ACCEPTANCE FOR PURCHASE AND PAYMENT

On the terms and subject to the conditions of the Offers, we will accept for purchase, and pay for, Convertible Notes that are validly tendered and not validly withdrawn pursuant to the Offers at or prior to the Expiration Date, subject to the applicable Series Maximums for each Series of Convertible Notes. We will promptly pay the Depositary for Convertible Notes accepted.

For purposes of the Offers, we will be deemed to have accepted Convertible Notes for purchase if, as and when we give oral (promptly confirmed in writing) or written notice thereof to the Depositary.

With respect to tendered Convertible Notes that are to be returned to holders, such Convertible Notes will be returned without expense to the tendering holder promptly (or in the case of Convertible Notes tendered by book-entry transfer through DTC, such Convertible Notes will be credited to the account maintained at DTC from which such Convertible Notes were delivered) after the expiration or termination of any of the Offers, unless other instructions were given by the holder in the Letter of Transmittal or to the book-entry transfer facility.

We will pay for Convertible Notes accepted for purchase in the Offers by depositing such payment in cash with the Depositary, which will act as agent for you for the purpose of receiving the Purchase Price and transmitting the Purchase Price to you on the applicable Settlement Date. Tendering holders should indicate in the applicable box in the Letter of Transmittal or to the book-entry transfer facility in the case of holders who electronically transmit their acceptance through ATOP the name and address to which payment of the cash consideration and/or certificates evidencing Convertible Notes not accepted for purchase, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal or transmitting such acceptance through ATOP, as the case may be.

We reserve the right, in our discretion, at any time and from time to time, to extend the Expiration Date with respect to one or more Series of Convertible Notes, and to delay acceptance for purchase of, and payment for any Convertible Notes by giving notice of such extension to the Depositary and making a public announcement of such extension. We also reserve the right, in our discretion, to terminate the Offers and not accept for purchase or pay for any Convertible Notes not previously accepted for purchase or paid for, or, subject to applicable law, to postpone payment for Convertible Notes, if any conditions of the Offers fail to be satisfied at or prior to the Expiration Date, by giving notice of such termination or postponement to the Depositary and making a timely public announcement of such termination or postponement. Our reservation of the right to delay acceptance for purchase or to delay payment for Convertible Notes which we have accepted for purchase is limited by Rule 14e-1(c) under the Exchange Act, which requires payment of the consideration offered or return of the Convertible Notes promptly after termination or withdrawal of an Offer.

If, for any reason, acceptance for purchase of, or payment for, validly tendered Convertible Notes pursuant to any of the Offers is delayed, or we are unable to accept for purchase or to pay for validly tendered Convertible Notes pursuant to any of the Offers, then the Depositary may, nevertheless, on behalf of us, retain (subject to Rule 14e-1 described above) tendered Convertible Notes, without prejudice to our rights described under “Procedures for Tendering Convertible Notes,” “Terms of the Offers—Expiration Date; Extensions; Amendments,” “Conditions to the Offers” and “Procedures for Tendering Convertible Notes—Withdrawal of Tenders.”

We will not pay interest on the Purchase Price or accrued interest, with respect to any of the Convertible Notes regardless of any delay in making payment on the part of the Depositary or DTC. In addition, if certain events occur, we may not be obligated to purchase Convertible Notes in the Offers. See “Conditions to the Offers.”

We reserve the right to transfer or assign, in whole or from time to time in part, to one or more of our affiliates or any third party the right to purchase all or any of the Convertible Notes tendered pursuant to any of the Offers, or our obligation to pay all or any portion of the Purchase Price due with respect to the Convertible Notes, or all of the foregoing, but any such transfer or assignment will not relieve us of our obligations under the Offers and will in no way prejudice your rights to receive payment for Convertible Notes validly tendered and not validly withdrawn and accepted for payment pursuant to any of the Offers or to receive the Purchase Price for Convertible Notes validly tendered and accepted for payment pursuant to any of the Offers.

You will not be obligated to pay brokerage commissions or fees to the Dealer Managers, the Depositary, the Information Agent or us with respect to the Offers.

We will pay all transfer taxes applicable to the purchase and transfer of Convertible Notes pursuant to the Offers, except if the payment of the Purchase Price is being made to, or if certificates representing Convertible Notes for principal amounts not tendered or not accepted for payment are registered or issued in the name of, any person other than the holder of Convertible Notes tendered thereby or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, then, in such event, the amount of any transfer taxes (whether imposed on the holder(s) or such other person(s)) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

CONDITIONS TO THE OFFERS

Notwithstanding any other provision of the Offers, we will not be required to accept any Convertible Notes for purchase, and may terminate, extend or amend any Offer and may postpone, subject to Rule 14e-1 under the Exchange Act, the acceptance of Convertible Notes so tendered if, at or prior the Expiration Date, any of the following conditions exist in our reasonable judgment:

(a) there shall have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to an Offer by any domestic or foreign federal, state or local governmental authority or court that directly or indirectly (1) prohibits, or makes illegal the acceptance for purchase, payment for or purchase of some or all of the Convertible Notes of the applicable Series or the consummation of such Offer, (2) results in a delay or restricts the ability of the Company to, or renders the Company unable to, accept for purchase, pay for or purchase some or all of the Convertible Notes of the applicable Series or (3) imposes or confirms material limitations on the scope, validity or effectiveness of the ability of the Company to acquire or hold or to exercise full rights of ownership of the Convertible Notes of the applicable Series;

(b) there shall have occurred (1) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, (2) any suspension or limitation of trading of any of our securities on any exchange, (3) any banking moratorium declared by U.S. federal or New York authorities, (4) any major disruption of settlements of securities, (5) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the U.S. Congress or any other national or international calamity or emergency if, in the sole judgment of the Company, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with an Offer or (6) in the case of any of the foregoing existing at the time of the commencement of an Offer, a material acceleration or worsening thereof;

(c) there shall be threatened or pending any action, proceeding or counterclaim brought by any domestic or foreign federal, state or local governmental, regulatory or administrative agency or authority, court, legislative body, commission or third party (1) challenging the acquisition by the Company of the Convertible Notes of the applicable Series or otherwise seeking to restrain or prohibit the consummation of an Offer or otherwise seeking to obtain any damages as a result thereof or (2) otherwise materially adversely affecting the Company’s ability to successfully complete an Offer;

(d) the trading price per share of our common stock on the New York Stock Exchange on any day during the Offers is less than 30% of the closing stock price per share of our common stock on the New York Stock Exchange on April 4, 2011; or

(e) there shall have occurred or be likely to occur any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company, its subsidiaries or affiliates that, in the reasonable judgment of the Company, would or might (1) prohibit, prevent, restrict or delay consummation of an Offer or (2) make it impractical or inadvisable to proceed with an Offer.

The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in its reasonable discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company in whole or in part, at any time and from time to time before the Expiration Date, in the sole discretion of the Company, whether any other condition of an Offer is also waived and without being obligated to waive such condition in respect of another Offer. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

In each Offer, if any of the foregoing conditions shall not have been satisfied or waived, the Company may (i) terminate such Offer and return the applicable tendered Convertible Notes to the holders, (ii) extend such Offer and retain all applicable tendered Convertible Notes until the expiration of such extended Offer by giving written notice of such extension to the Depositary or (iii) amend such Offer in any respect by giving written notice of such amendment to the Depositary. The Company also expressly reserves the right, in its sole discretion, subject to applicable law, to (i) waive any and all of the conditions of an Offer, (ii) extend the applicable Expiration Date or (iii) amend the terms of any Offer by giving written notice of such termination or amendment to the Depositary. Any extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 A.M., New York City time, or, in the case of a Series of Convertible Notes registered on a national securities exchange, prior to the first opening of such exchange, on the next business day after the previously scheduled Expiration Date. The foregoing rights are in addition to the Company’s right to delay acceptance for purchase of Convertible Notes tendered pursuant to an Offer or the payment for Convertible Notes accepted for purchase in order to comply in whole or in part with any applicable law, subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer. In the event that the Company extends an Offer, the term “Expiration Date,” with respect to such extended Offer shall mean the new respective time and date as determined by the Company. Without limiting the manner in which the Company may choose to make such announcement, the Company shall not, unless required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release.

All conditions to an Offer must be satisfied or waived prior to the expiration of such Offer. The Offers are not conditioned upon the tender of any minimum principal amount of Convertible Notes or upon our obtaining any financing.

OTHER INFORMATION

Market and Recent Prices for the Convertible Notes and the Common Stock

Each Series of Convertible Notes trades on the New York Stock Exchange under the symbol shown in the table below and the last reported sales price for each Series of Convertible Notes on April 1, 2011, expressed as a percentage of the face value per $1,000 in principal amount of such Series, is shown in the table below:

Convertible Notes	Symbol	Price

2.75% Convertible Notes	CHK35	116.185

2.50% Convertible Notes (1)	CHK37/CHK37A	108.125/107.292

2.25% Convertible Notes	CHK38	93.750

(1)

For the purposes of the Offers, including proration, and consistent with their terms, all of the 2.50% Convertible Notes will be treated as a single Series, notwithstanding any differences in CUSIP numbers.

Additionally, we believe that there is currently a correlation between trading prices for the Convertible Notes and trading prices for the shares of our common stock, and the Purchase Price for the Convertible Notes will be determined in part by the Average VWAP, which is linked to the trading prices for our common stock during the series of trading days beginning on April 20, 2011 and ending on the Pricing Date, but excluding April 22, 2011.

The following table sets forth the high and low intraday per share sales prices of our common stock and the high and low intraday sales prices for each Series of Convertible Notes expressed as a percentage of the face value per $1,000 in principal amount of such Series, in each case during the periods indicated in the principal market for such securities.

	2.75% Convertible Notes (165167BW6)		2.50% Convertible Notes (165167BZ9)		2.50% Convertible Notes (165167CA3)		2.25% Convertible Notes (165167CB1)		Common Stock
Calendar Period	High	Low	High	Low	High	Low	High	Low	High	Low
2011
First Quarter	122.000	96.000	112.375	87.000	113.125	88.864	94.380	77.250	$35.95	$25.93
2010
Fourth Quarter	100.500	89.000	95.500	80.500	98.125	83.500	96.000	71.000	$26.43	$20.97
Third Quarter	99.000	84.500	88.870	74.000	85.875	79.104	79.250	71.500	$23.00	$19.68
Second Quarter	98.500	80.000	86.000	74.220	83.000	74.000	96.800	69.950	$25.55	$19.62
First Quarter	105.250	88.500	96.000	75.000	96.750	80.000	99.000	70.000	$29.22	$22.10
2009
Fourth Quarter	107.000	83.000	95.501	79.000	95.625	57.000	98.100	69.500	$30.00	$22.06
Third Quarter	103.750	75.000	92.684	66.000	91.500	68.250	78.728	53.000	$29.49	$16.92
Second Quarter	99.000	67.000	80.250	65.000	76.500	66.376	63.993	45.000	$24.66	$16.43
First Quarter	82.500	53.000	67.700	51.500	68.375	57.250	69.331	41.000	$20.13	$13.27
2008
Fourth Quarter	108.000	46.933	93.411	48.589	92.622	48.195	67.219	35.000	$35.46	$9.84
Third Quarter	194.000	100.250	194.991	92.500	193.500	95.474	126.016	60.000	$74.00	$31.15
Second Quarter	183.375	128.000	178.842	126.079	176.210	125.890	116.120	94.862	$68.10	$45.25
First Quarter	138.740	109.030	133.500	105.130	128.754	106.691	NA	NA	$49.87	$34.42

The closing price of our common stock on the New York Stock Exchange on April 1, 2011 was $33.50 per share.

We urge you to obtain more current price information for our common stock and the Convertible Notes during the Offer period.

Payment of dividends on our common stock is at the discretion of our board of directors and will depend upon, among other factors, our earnings, capital requirements and financial condition. We have paid quarterly dividends to the holders of our common stock each quarter for the last three years. We declared a quarterly dividend of $0.075 on our common stock on March 7, 2011 to be paid on April 15, 2011.

Source and Amount of Funds

The aggregate Series Maximums of the Series of Convertible Notes identified on the front cover of this Offer to Purchase is $1.0 billion. We intend to fund the purchase of the Convertible Notes pursuant to the Offers with a portion of the net proceeds we received from the Fayetteville Transaction. Pending the consummation of the Offers, we used a portion of the funds we received from the Fayetteville Transaction to temporarily repay all borrowings under our corporate revolving bank credit facility. See “Purpose; Effects; Plans—Purpose of the Offers.”

We have also commenced separate tender offers to acquire a portion of our outstanding Non-Convertible Notes. We currently anticipate retiring approximately $2.0 billion in aggregate principal amount of the Convertible Notes and the Non-Convertible Notes in the Offers hereunder and such concurrent Non-Convertible Notes tender offers. None of the Offers hereunder are conditioned on the results of the separate concurrent tender offers for the Non-Convertible Notes.

Our corporate revolving bank credit facility limits our borrowings to the lesser of the borrowing base and the total commitments (currently both are $4.0 billion) and matures in December 2015. Borrowings under the facility are collateralized by certain of our natural gas and oil proved reserves and bear interest, at our option, at either (i) the greater of the reference rate of Union Bank, N.A. or the U.S. federal funds effective rate plus 0.50%, both of which are subject to a margin that varies from 0.50% to 1.25% per annum according to our senior unsecured long-term debt ratings, or (ii) the Eurodollar rate, which is based on the London Interbank Offered Rate (“LIBOR”), plus a margin that varies from 1.50% to 2.25% per annum according to our senior unsecured long-term debt ratings. The collateral value and borrowing base are determined periodically. The unused portion of the facility is subject to a commitment fee of 0.50% per annum. Interest is payable quarterly or, if LIBOR applies, it may be payable at more frequent intervals. Chesapeake Exploration, L.L.C, our wholly owned subsidiary, is the borrower under our corporate revolving bank credit facility and we and all of our other wholly owned subsidiaries except Chesapeake Midstream Development, L.P. and its subsidiaries and general partner and certain de minimis subsidiaries are guarantors. There are no material conditions to our ability to pay for the Convertible Notes we will purchase in the Offers.

Security Ownership and Recent Purchases

Neither we, nor to the best of our knowledge, any of our executive officers, directors, affiliates or subsidiaries nor, to the best of our knowledge, any of our subsidiaries’ directors or executive officers, nor any associates or subsidiaries of any of the foregoing, (a) owns any Convertible Notes or (b), except as described below, has effected any transactions involving the Convertible Notes during the 60 days prior to the date of this Offer to Purchase. To the best of our knowledge, we will not acquire any Convertible Notes from any of our directors, officers or affiliates pursuant to the Offers.

During the 60 days prior to the date of this Offer to Purchase, the Company purchased an aggregate of $140 million in principal amount of the 2.25% Contingent Convertible Senior Notes due 2038 in two privately negotiated transactions. The purchase price for both transactions was

$915 per $1,000 in principal amount of the Convertible Notes purchased. The Convertible Notes purchased in these transactions were cancelled by the Trustee pursuant to the terms of the applicable indenture.

Brokerage Commissions

A registered holder of Convertible Notes that tenders its Convertible Notes directly to the Depositary will not need to pay any brokerage fee or commission to us, the Dealer Managers or the Depositary in connection with the tender of such Convertible Notes. However, if a tendering holder effectuates such tender through its broker, dealer, commercial bank, trust company or other nominee, that holder may be required to pay such entity fees or commissions. If you hold your Convertible Notes through a broker or bank other than the Dealer Managers, you should ask your broker or bank if you will be charged a fee to tender your Convertible Notes through such broker or bank.

Fees and Expenses

We will bear the expenses of soliciting tenders of Convertible Notes. The principal solicitation is being made by mail. Additional solicitation may, however, be made by e-mail, facsimile transmission, and telephone or in person by our officers and other employees and those of our affiliates and others acting on our behalf. The Company will, upon request, reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding this Offer to Purchase to the beneficial owners of Convertible Notes held by them as a nominee or in a fiduciary capacity.

Position of Chesapeake Concerning the Offers

Neither we nor our board of directors nor the Dealer Managers, the Depositary, the Information Agent or the Trustee makes any recommendation to any holder whether to tender or refrain from tendering any or all of such holder’s Convertible Notes and neither we nor any such other person has authorized any person to make any such recommendation. Holders are urged to evaluate carefully all information in this Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Convertible Notes and, if so, the principal amount of Convertible Notes to tender.

DEALER MANAGERS; INFORMATION AGENT; DEPOSITARY

The Company has retained Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and RBS Securities Inc. to act as the Dealer Managers for the Offers. The Dealer Managers may contact holders regarding the Offers and may request DTC Participants to forward this Offer to Purchase and related materials to beneficial owners of Convertible Notes.

The Company has agreed to pay the Dealer Managers a customary fee for their services as Dealer Managers in connection with the Offers and to reimburse the Dealer Managers for their reasonable out-of-pocket expenses for their services in connection with the Offers. The Company has also agreed to indemnify the Dealer Managers and their affiliates against certain liabilities under U.S. federal or state law or otherwise caused by, relating to or arising out of the Offers. The Dealer Managers and their affiliates have from time to time provided, and in the future may provide, certain investment banking and financial advisory services to us and our affiliates, for which they have received, and in the future would receive, customary fees. Affiliates of the Dealer Managers are lenders under our existing corporate revolving bank credit facility and are counterparties under our secured multi-counterparty hedging facility. Affiliates of the Dealer Managers may also be counterparties under certain of our volumetric production payment transactions. Certain of the Dealer Managers and their affiliates are holders of certain Series of Convertible Notes and may tender their Convertible Notes in the Offers.

At any given time, the Dealer Managers may trade the Convertible Notes and other of the Company’s securities for their own accounts, or for the accounts of their customers, and accordingly may hold a long or short position in the Convertible Notes or such other securities. The Dealer Managers are not obligated to make a market in the Convertible Notes.

Global Bondholder Services Corporation has been appointed the Information Agent with respect the Offers for the Convertible Notes. The Company will pay the Information Agent customary fees for its services and reimburse the Information Agent for its reasonable out-of-pocket expenses in connection therewith. The Company has also agreed to indemnify the Information Agent for certain liabilities. Requests for additional copies of documentation may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

Global Bondholder Services Corporation has also been appointed the Depositary with respect to the Offers for the Convertible Notes. All deliveries and correspondence sent to the Depositary should be directed to the address set forth on the back cover of this Offer to Purchase. The Company will pay the Depositary customary fees for its services and reimburse the Depositary for its reasonable out-of-pocket expenses in connection therewith. The Company has also agreed to indemnify the Depositary for certain liabilities.

In connection with the Offers, directors and officers of the Company and its respective affiliates may solicit tenders by use of the mails, personally or by telephone, facsimile, telegram, electronic communication or other similar methods. The Company will, upon request, also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable and customary handling and mailing expenses incurred by them in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of the Convertible Notes and in handling or forwarding tenders of Convertible Notes by their customers.

None of the Dealer Managers, the Information Agent, the Depositary or the Trustee assumes any responsibility for the accuracy or completeness of the information concerning the Company contained in this Offer to Purchase or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of that information. None of the Company, the Depositary, the Information Agent, the Dealer Managers or the Trustee makes any recommendation as to whether or not holders should tender all or any portion of their Convertible Notes pursuant to the Offers. Each holder must make its own decision as to whether or not to tender Convertible Notes and, if so, the principal amount of Convertible Notes to tender.

MISCELLANEOUS

This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of our Convertible Notes and will be furnished to brokers, dealers, commercial banks and trust companies whose names, or the names of whose nominees, appear on our list of holders of Convertible Notes or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Convertible Notes.

Neither we, our management or board of directors, the Dealer Managers, the Depositary nor the Information Agent has authorized any person to give any information or to make any representation in connection with the Offers other than the information and representations contained in this Offer to Purchase or in the Letter of Transmittal. If anyone makes any recommendation or representation or gives any such information, you should not rely upon that recommendation, representation or information as having been authorized by us, the Dealer Managers, the Depositary or the Information Agent.

PURPOSE; EFFECTS; PLANS

Purpose of the Offers

The purpose of the Offers is to repurchase Convertible Notes in order to reduce the amount of our outstanding indebtedness. To the extent that any Convertible Notes are tendered and accepted in the Offers, we will reduce our outstanding indebtedness, reduce our ongoing interest expense, reduce our obligation to issue common stock upon conversion of the Convertible Notes and eliminate the requirements with respect to tendered Convertible Notes accepted for purchase in the Offers to repurchase, in cash, Convertible Notes at 100% of the principal amount of the Convertible Notes on any of four dates that are five, ten, fifteen and twenty years before the maturity date.

We have also commenced separate tender offers to acquire up to $1.0 billion in aggregate principal amount of our outstanding Non-Convertible Notes. We currently anticipate retiring approximately $2.0 billion in aggregate principal amount of the Convertible Notes and the Non-Convertible Notes in the Offers hereunder and such concurrent Non-Convertible Notes tender offers. None of the Offers hereunder are conditioned on the results of the separate concurrent tender offers for the Non-Convertible Notes.

Future Purchases

Following completion of the Offers, and subject to applicable law, we may repurchase additional Convertible Notes that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of Convertible Notes may be on terms that are more or less favorable than the Offers. Future purchases, if any, will depend on many factors, which include market conditions and the condition of our business.

Material Differences in the Rights of Holders of Convertible Notes as a Result of the Offers

Effects on the Holders of Convertible Notes Tendered and Accepted in the Offers

If your Convertible Notes are tendered and accepted in the Offers, you will receive the Purchase Price per $1,000 in principal amount of Convertible Notes tendered and accepted, but will give up rights and obligations associated with ownership of such Convertible Notes. Below is a summary of certain rights that you will forgo and obligations of which you will be relieved if you tender your Convertible Notes and the tender is accepted. The summary below does not purport to describe all of the terms of the Convertible Notes and is qualified in its entirety (i) with respect to the 2.75% Convertible Notes by reference to the Indenture, dated as of November 8, 2005, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, and the related supplemental indentures, (ii) with respect to the 2.50% Convertible Notes by reference to the Indenture, dated as of May 15, 2007, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, and the related supplemental indentures and (iii) with respect to the 2.25% Convertible Notes by reference to the Indenture, dated as of May 27, 2008, among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, and the related supplemental indentures, each of which is incorporated herein by reference. See “Available Information and Incorporation of Certain Documents by Reference.”

Cash Interest Payments.    If you continue to hold any Convertible Notes after settlement of the Offers, you will be entitled under the terms of the 2.75% Convertible Notes, the 2.50% Convertible Notes and the 2.25% Convertible Notes to receive regular semi-annual interest payments at the annual rate of 2.75%, 2.50% and 2.25%, respectively.

Conversion Rights of Holders.    If you continue to hold any Convertible Notes after settlement of the Offers, subject to the conditions and during the periods and under the circumstances described below, you may convert your Convertible Notes prior to maturity under certain circumstances into cash and, if applicable, shares of our common stock using a net share settlement process. One such triggering circumstance is when the price of our common stock exceeds a threshold amount during a specified period in a fiscal quarter. Convertibility based on common stock price is measured quarter by quarter. In the first quarter of 2011, the price of our common stock was below the threshold level for each Series of Convertible Notes during the specified period and, as a result, holders do not have the option to convert their notes into cash and common stock in the second quarter of 2011 under this provision. The Convertible Notes are also convertible, at the holder’s option, during specified five-day periods if the trading price of the Convertible Notes is below certain levels determined by reference to the trading price of our common stock. In general, upon conversion of a Convertible Note, the holder will receive cash equal to the principal amount of the Convertible Notes and common stock for the conversion value of the Convertible Notes in excess of such principal amount. We will pay contingent interest on the Convertible Notes after they have been outstanding at least ten years, under certain conditions. Holders of our Convertible Notes may require us to repurchase, in cash, all or a portion of their notes at 100% of the principal amount of the Convertible Notes on any of four dates that are five, ten, fifteen and twenty years before the maturity date. You may surrender all or a portion of your Convertible Notes for conversion into a cash settlement amount during any fiscal quarter (and only during such fiscal quarter) if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds the applicable conversion price in effect on each applicable trading day for such Series of Convertible Notes.

The optional repurchase dates, the common stock price conversion threshold amounts and the ending date of the first six-month period contingent interest may be payable for the Convertible Notes are as follows:

Convertible Notes	Repurchase Dates	Common Stock Price Conversion Thresholds	Contingent Interest First Payable (if applicable)
2.75% Convertible Notes	November 15, 2015, 2020, 2025, 2030	$48.62	May 14, 2016
2.50% Convertible Notes	May 15, 2017, 2022, 2027, 2032	$64.26	November 14, 2017
2.25% Convertible Notes	December 15, 2018, 2023, 2028, 2033	$107.36	June 14, 2019

Treatment of Convertible Notes Not Tendered in the Offers

Convertible Notes not tendered and purchased in the Offers will remain outstanding. The terms and conditions governing the Convertible Notes, including the covenants and other protective provisions contained in the respective indentures governing the Convertible Notes, will remain unchanged. No amendments to the indentures governing the Convertible Notes are being sought. From time to time in the future, subject to applicable law, we may acquire Convertible Notes that are not tendered in the Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as we may determine, which may be more or less than the price to be paid pursuant to the Offers and could be for cash or other consideration. Alternatively, we may, subject to certain conditions, redeem any or all of the Convertible Notes not purchased pursuant to the

Offers at any time that we are permitted to do so under the respective indentures governing the Convertible Notes. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) we will choose to pursue in the future.

Effects of the Offers on the Market for Convertible Notes

Our purchase of Convertible Notes in the Offers will reduce the principal amount of Convertible Notes that might otherwise be traded publicly and may reduce the number of holders of our Convertible Notes. Although the Convertible Notes are listed on the New York Stock Exchange, trading volume in the Convertible Notes may be sporadic and prices for the Convertible Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. To the extent that fewer than all of the Convertible Notes are tendered and accepted in the Offers, the trading market for the Convertible Notes could become more limited. A debt security with a smaller outstanding principal amount available for trading (a smaller “float”) may command a lower price than would a comparable debt security with a greater float. Therefore, the market price for Convertible Notes not tendered or not purchased may be affected adversely to the extent that the principal amount of Convertible Notes tendered and accepted pursuant to the Offers reduces the float. The reduced float may also make the trading price more volatile. The extent of the market for the Convertible Notes following consummation of the Offers will depend upon, among other things, the remaining outstanding principal amount of Convertible Notes after consummation of the Offers, the number of holders of such Convertible Notes remaining at such time and the interest in maintaining a market in the Convertible Notes on the part of securities firms and other factors. We cannot assure you that a market for any Convertible Notes that remain outstanding following consummation of the Offers will exist or be sustained.

Retirement and Cancellation

Any Convertible Notes not tendered or tendered but not accepted because they were not validly tendered shall remain outstanding upon completion of the Offers. All Convertible Notes validly tendered and accepted in the Offers will be retired and cancelled.

Accounting Treatment of Repurchases of the Convertible Notes in the Offers

The consideration we pay for any Convertible Notes will extinguish the carrying value of the Convertible Notes, which includes the then current fair value of the conversion feature that is bifurcated for accounting purposes. The difference between the consideration we pay and the carrying value of the Convertible Notes plus related unamortized debt issuance costs will be recorded as a gain/loss on extinguishment in the income statement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

IRS CIRCULAR 230 DISCLOSURE: To ensure compliance with requirements imposed by the United States Internal Revenue Service, we inform you that any tax advice contained in this communication (including any attachments) was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the United States Internal Revenue Code of 1986, as amended (the “Code”). Any such statement herein was written in connection with the promotion or marketing of the transactions or matters to which the statement relates. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax considerations relating to the Offers as of the date hereof. This discussion is based upon the Code, Treasury Regulations thereunder and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to holders in light of their particular circumstances, or to holders subject to special treatment under United States federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for United States federal income tax purposes, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting, expatriates, persons deemed to have sold the Convertible Notes under the constructive sale provisions of the Code and persons that hold the Convertible Notes as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this summary does not discuss any United States federal income tax consequences to a Non-U.S. Holder, except as specifically described below, or to U.S. Holders, as defined below, whose “functional currency” is not the United States dollar. This summary only applies to holders who hold our Convertible Notes as “capital assets” (generally, property held for investment) under the Code. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Furthermore, this discussion does not address any United States federal estate, gift or alternative minimum tax consequences or any state, local or foreign tax consequences. Holders are urged to consult their tax advisors regarding the United States federal, state, local, and foreign income and other tax consequences of the receipt of cash in exchange for the Convertible Notes pursuant to this Offer to Purchase.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a Convertible Note that is, for United States federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, that is created or organized under the laws of the United States, any of the States or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) that has made a valid election to be treated as a United States person for United States federal income tax purposes. A beneficial owner of a Convertible Note that is not a U.S. Holder or a partnership is referred to herein as a “Non-U.S. Holder.” If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) owns Convertible Notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Convertible Notes should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

Consequences to U.S. Holders Who Receive Cash Pursuant to the Offers

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. Holder. Certain United States federal income tax consequences to Non-U.S. Holders are described under “—Consequences to Non-U.S. Holders Who Receive Cash Pursuant to the Offers” below.

Pursuant to the applicable indenture for each Series of the Convertible Notes, each holder and we agreed to treat the Convertible Notes as contingent payment debt instruments under the Code. As such, the receipt of cash in exchange for the Convertible Notes will be a taxable transaction. A U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount realized on the sale reduced by any net negative adjustment carried forward (as defined below), and (ii) such U.S. Holder’s adjusted tax basis in the Convertible Note. A U.S. Holder’s adjusted tax basis in a Convertible Note will generally be equal to the U.S. Holder’s Purchase Price for the Convertible Note, increased by any interest income previously taken into account by the U.S. Holder (determined without regard to any positive or negative adjustments to interest accruals described below) and by the amount of any deemed distribution includable by the U.S. Holder pursuant to a prior change in the conversion rate of that Series of the Convertible Notes and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the Convertible Notes to the U.S. Holder. A U.S. Holder generally will treat any gain as ordinary interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations. A U.S. Holder that sells the Convertible Notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Positive Adjustment:    Each U.S. Holder is required to recognize interest income equal to the amount of the excess of actual payments over projected payments (a “positive adjustment”) in respect of a Convertible Note for a taxable year. For this purpose, the payments in a taxable year include the fair market value of property (including our common stock) received in that year and also should include any additional interest received in that year. As stated above, a U.S. Holder’s adjusted tax basis in the Convertible Notes is determined without regard to any positive adjustments.

Negative Adjustment:    If a U.S. Holder has received actual payments on a Convertible Note that are less than the projected payments in respect of a Convertible Note for a taxable year, the U.S. Holder will incur a “negative adjustment” equal to the amount of such difference. This negative adjustment will (i) first reduce the amount of interest in respect of the Convertible Note that a U.S. Holder would otherwise be required to include in income in that taxable year and (ii) to the extent of any excess after the application of clause (i), give rise to an ordinary loss of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the Convertible Note over (B) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the Convertible Note in prior taxable years. Any negative adjustment in excess of the amounts described in clauses (i) and (ii) that a U.S. Holder has not taken into account with respect to a Series of Convertible Notes that is carried forward will reduce the amount realized by a U.S. Holder upon its receipt of the Purchase Price in exchange for its Convertible Notes on the sale, conversion, exchange, redemption or retirement of such Convertible Notes.

U.S. Holders should consult their own tax advisors regarding the tax consequences of receiving cash from us as payment for the Convertible Notes tendered in the Offers.

Consequences to Non-U.S. Holders Who Receive Cash Pursuant to the Offers

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a Non-U.S. Holder of Convertible Notes.

Any gain realized on the receipt of cash in exchange for a Convertible Note (except with respect to the portion of the cash, if any, attributable to accrued and unpaid interest, which would be taxed as described below) generally will not be subject to United States federal income tax.

The United States generally imposes a 30% United States federal withholding tax on payments of interest made to Non-U.S. Holders. A Non-U.S. Holder will not be subject to the 30% United States federal withholding tax with respect to the portion of the cash attributable to accrued and unpaid interest on the Convertible Notes, provided that:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;

•

you provide your name and address, and certify, under penalties of perjury, that you are not a United States person, as defined under the Code (which certification may be made on an IRS Form W-8BEN (or successor form)), or that you hold your Convertible Note through certain intermediaries, and you and the intermediaries satisfy the certification requirements of the applicable Treasury Regulations;

•

the gain is not effectively connected with the active conduct of a U.S. trade or business (or in the case of an applicable tax treaty, not attributable to a permanent establishment in the United States);

•	the Holder is an individual who has been present in the United States for fewer than 183 days in the taxable year of disposition and certain other requirements are met; and

•

we are not, or were not within the shorter of the five-year period preceding such disposition and the period the Non-U.S. Holder held the Convertible Note, a “U.S. real property holding corporation” (“USRPHC”), subject to the discussion below.

In general, we would be a USRPHC if interests in real property comprised the majority of our assets. We believe that we are a USRPHC for U.S. federal income tax purposes. However, so long as our common stock continues to be regularly traded on an established securities market, only a Non-U.S. Holder (i) who owns within the time period described above more that 5% of the Convertible Notes if such series of Convertible Notes are regularly traded on an established securities market or (ii) who owns Convertible Notes with a value greater than 5% of our common stock as of the latest date such Convertible Notes were acquired if the Convertible Notes are not traded on a regular securities market, will be subject to United States withholding tax upon the payment of accrued but unpaid interest and on the sale, exchange or redemption of a Series of Convertible Notes pursuant to this Offer to Purchase.

The application of the rules relating to interests in a USRPHC to gain recognized on the disposition of the Convertible Notes is not entirely clear. Non-U.S. Holders that meet any of the ownership requirements discussed above are therefore strongly encouraged to consult their own tax advisors with respect to the United States tax consequences of the ownership and disposition of Convertible Notes.

If you cannot satisfy the requirements described in the first three bullet points above, the 30% United States federal withholding tax will apply with respect to payments of interest on the Convertible Notes, including contingent interest and payments treated as interest on the Convertible Notes, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the Convertible Notes is not subject to withholding tax because it is effectively connected with your conduct of a United States trade or business. If you are a Non-U.S. Holder engaged in a trade or business in the United States and interest on a Convertible Note is effectively connected with your conduct of that trade or business (and if required by an applicable income tax treaty is attributable to a U.S. permanent establishment maintained by you), you will be subject to United States federal income tax on that interest on a net income basis (and exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a U.S. person as defined under the Code. In addition, a Non-U.S. Holder that is foreign corporation may be subject to a branch profits tax equal to 30% (or lower rate as may be prescribed under an applicable United States income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct of a trade or business in the United States.

If you are an individual who fails to meet the test described in the fifth bullet point above, except as otherwise provided by an applicable income tax treaty, you will be subject to a flat 30% U.S. federal income tax on the gain derived from a sale, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

Backup Withholding and Information Reporting

U.S. Holders

Payments of cash in exchange for a Convertible Note, including any cash attributable to accrued but unpaid interest, generally are subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to United States federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number and otherwise comply with the rules for establishing an exemption from backup withholding. Amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided that certain information is furnished to the IRS.

Non-U.S. Holders

A Non-U.S. Holder generally will be required to comply with certain certification procedures to establish that such holder is not a United States person in order to avoid backup withholding with respect to payments of cash in exchange for a Convertible Note, including any cash attributable to accrued but unpaid interest. In addition, we are required to annually report to the IRS and to each Non-U.S. Holder the amount of any interest paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the Non-U.S. Holder’s United States federal income tax liability, provided that certain required information is provided to the IRS.

AVAILABLE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company currently files reports and other information with the SEC pursuant to the Exchange Act. Such reports and other information filed with the SEC by the Company may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Such material may also be accessed electronically at the SEC’s website located at http://www.sec.gov. Statements made in this Offer to Purchase concerning the provisions of any contract, agreement, indenture or other document referred to herein are not necessarily complete. With respect to each such statement concerning a contract, agreement, indenture or other document filed with the SEC, reference is made to such filing for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

The following documents have been filed with the SEC and are incorporated herein by reference (the “Incorporated Documents”):

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•

The Company’s Current Report on Form 8-K dated January 24, 2011, February 3, 2011, February 9, 2011, February 22, 2011, February 25, 2011 and March 7, 2011 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K that is deemed not filed under the Exchange Act).

The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Offer to Purchase, shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Offer to Purchase, except as so modified or superseded.

The Company will provide without charge to each person to whom this Offer to Purchase is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company at the following address and telephone number:

Jennifer M. Grigsby

Corporate Secretary

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Telephone: (405) 848-8000

Pursuant to Rule 13e-4 promulgated under the Exchange Act, we have filed a Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offers. The Schedule TO, including the exhibits and any amendments or supplements to that document, may be examined, and copies may be obtained, at the same places and in the same manner set forth above. We will amend the Schedule TO to disclose additional material information about us and the Offers that occurs following the date of this Offer to Purchase. In particular, we will amend the Schedule TO to include, as an exhibit thereto, the press release announcing the calculation of the Average VWAP and the determination of the final Purchase Price for each Series of Convertible Notes.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Offer to Purchase includes and incorporates by reference statements that are, or may be deemed, “forward-looking statements.” These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Offer to Purchase and the documents incorporated by reference herein and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and the trends that may affect the industry or the Company.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and circumstances that may or may not occur in the future or may occur on longer or shorter timelines or in greater or lesser magnitude than anticipated. We caution the holders that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by such forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with such forward-looking statements, they may not be predictive of results or developments in future periods.

Any forward-looking statements speak only as of the date of such statement. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Any questions or requests for assistance may be directed to the Dealer Managers or the Information Agent at the addresses and telephone numbers set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. Requests for copies of the Incorporated Documents may also be directed to the Information Agent. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

The Information Agent and Depositary for the Offers is:

Global Bondholder Services Corporation

By Mail, Overnight Courier or by Hand:

Global Bondholder Services Corporation 65 Broadway — Suite 404

New York, New York 10006

Attention: Corporate Actions

By facsimile:

(For Eligible Institutions only):

(212) 430-3775

Banks and Brokers call: (212) 430-3774

All others call toll free: (866) 470-3800

The Dealer Managers for the Offers are:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Equity Capital Markets Syndicate Desk

By Telephone:

(800) 503-4611 (toll free)

(212) 250-5600 (collect)

+44 (0) 20 7545 8011 (London)

Citigroup Global Markets Inc.

390 Greenwich St., 1st Floor

New York, New York 10013

Attn: Liability Management Group

By Telephone:

(800) 558-3745 (toll free)

(212) 723-6106 (collect)

+44 (0) 20 7986 8969 (London)

RBS Securities Inc. 600 Washington Blvd. Stamford, Connecticut 06901 Attn: Liability Management Group By Telephone: (877) 297-9832 (toll free) (203) 897-6145 (collect) +44 (0) 20 7085 4634 (London)

LETTER OF TRANSMITTAL

of

CHESAPEAKE ENERGY CORPORATION

Pursuant to the Offer to Purchase

Dated April 4, 2011

2.75% Contingent Convertible Senior Notes due 2035

2.50% Contingent Convertible Senior Notes due 2037

2.25% Contingent Convertible Senior Notes due 2038

(collectively, the “Convertible Notes”)

Each Offer (as defined below) will expire at 11:59 P.M., New York City time, on April 29, 2011, unless extended (such date and time, as the same may be extended with respect to one or more Series of Convertible Notes, the “Expiration Date”).

The Depositary for the Offers is:

Global Bondholder Services Corporation

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK COVER OF THIS LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ON THE BACK COVER OF THIS LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Offer to Purchase dated April 4, 2011 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”).

Questions and requests for assistance relating to the procedures for tendering Convertible Notes and requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers on the back cover of this Letter of Transmittal.

This Letter of Transmittal and the instructions hereto (the “Letter of Transmittal”) and the Offer to Purchase (together with this Letter of Transmittal, as amended from time to time, the “Offer Documents”) of Chesapeake Energy Corporation (the “Company”) constitute the Company’s offers (each, an “Offer” and collectively, the “Offers”) to purchase for cash the Convertible Notes, in the amounts, for the consideration and subject to the terms and conditions set forth in the Offer to Purchase, from registered holders of the Convertible Notes (each, a “Holder” and collectively, the “Holders”).

This Letter of Transmittal is to be used by Holders of the Convertible Notes if certificates representing Convertible Notes are to be physically delivered to the Depositary, in which case such certificates must be delivered together with this Letter of Transmittal by Holders of Convertible Notes. This Letter of Transmittal is also being supplied only for informational purposes to persons who hold Convertible Notes in book-entry form through the facilities of the Depository Trust Company (“DTC”). Tender of Convertible Notes held through DTC must be made pursuant to the procedures described under “Procedures for Tendering Convertible Notes—Convertible Notes Held Through DTC” in the Offer to Purchase.

Holders of Convertible Notes who are tendering by book-entry transfer to the Depositary’s account at DTC must tender Convertible Notes through the DTC Automated Tender Offer Program (“ATOP”). DTC Participants that are accepting an Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Depositary’s account at DTC. DTC will then send an Agent’s Message to the Depositary for its acceptance. Delivery of the Agent’s Message by DTC means that DTC has received an express acknowledgment from each DTC Participant tendering through ATOP that such DTC Participant has received a Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC Participant.

In the event that any of the Offers is terminated, withdrawn or otherwise not consummated, the purchase price applicable to such Series of Convertible Notes (as set forth in the Offer to Purchase, the “Purchase Price”) will not be paid or become payable to Holders who have tendered their Convertible Notes in connection with such Offer. In any such event, any tendered Convertible Notes will be promptly returned to the tendering Holders or be credited to such Holders’ accounts.

In addition to the Purchase Price, as applicable, Holders whose Convertible Notes are accepted for purchase in the Offers will receive accrued and unpaid interest on the principal amount of the accepted Convertible Notes from the last interest payment date applicable to the Convertible Notes of such Series to, but not including, the applicable Settlement Date.

Each Offer is made upon the terms and subject to the conditions set forth in the Offer to Purchase and herein. Holders should carefully review the information set forth therein and herein.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE OFFER TO PURCHASE AND RELATED DOCUMENTS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS LETTER OF TRANSMITTAL SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN THE OFFER TO PURCHASE IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

THE OFFERS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE OFFERS OR UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS LETTER OF TRANSMITTAL OR THE OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS LETTER OF TRANSMITTAL DOES NOT CONSTITUTE AN OFFER TO PURCHASE CONVERTIBLE NOTES IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER UNDER APPLICABLE SECURITIES OR “BLUE SKY” LAWS.

THIS LETTER OF TRANSMITTAL AND THE OFFER TO PURCHASE CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ IN ITS ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFERS.

ii

TENDER OF NOTES

List below the Convertible Notes to which this Letter of Transmittal relates. If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Convertible Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. This form need not be completed by Holders tendering Convertible Notes by ATOP.

DESCRIPTION OF SECURITIES TENDERED
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Series of Notes	Certificate Number(s)	Aggregate Principal Amount Represented	Principal Amount Tendered

Total Principal Amounts of Notes

The names and addresses of the Holders should be printed above exactly as they appear on the certificates representing the Convertible Notes tendered hereby. The Convertible Notes and the principal amount of the Convertible Notes that the undersigned Holder wishes to tender should be indicated in the appropriate boxes.

If you do not wish to tender your Convertible Notes, you do not need to return this Letter of Transmittal or take any other action.

iii

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of each Offer set forth in the Offer to Purchase, the undersigned hereby tenders the principal amount of the applicable series of Convertible Notes indicated above to Chesapeake Energy Corporation, an Oklahoma corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 4, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which together constitute the Company’s Offers to purchase for cash a portion of its (i) 2.75% Contingent Convertible Senior Notes due 2035, (ii) 2.50% Contingent Convertible Senior Notes due 2037 and (iii) 2.25% Contingent Convertible Senior Notes due 2038 (the “Convertible Notes” and each, a “Series” of Convertible Notes) in the amounts, for the consideration per $1,000 in principal amount and subject to the terms and conditions set forth in the Offer to Purchase, from Holders of the Convertible Notes. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Offer to Purchase.

A tender of Convertible Notes pursuant to any of the procedures described in the Offer to Purchase under the caption “Procedures for Tendering Convertible Notes” will constitute a Holder’s deemed acceptance of the terms and conditions of the Offers. In addition, by instructing an intermediary or nominee to tender their Convertible Notes in the Offers, Holders and any DTC participant submitting tender instructions on such Holder’s behalf are deemed to agree to, acknowledge, represent, warrant and undertake to the Company and the Dealer Managers the following at the time of tendering their Convertible Notes, on the Expiration Date and on the Settlement Date (if the Holder of such Convertible Notes or the DTC participant is unable to give these representations, warranties and covenants, such Holder or DTC participant should contact the Dealer Managers immediately) that:

•	such Holder has received a copy of the Offer to Purchase and this Letter of Transmittal and agrees to be bound by all the terms and conditions of the applicable Offer;

•	such Holder has full power and authority to tender, sell, assign and transfer the tendered Convertible Notes;

•

such Holder has assigned and transferred its Convertible Notes to the Depositary and Information Agent and irrevocably constitutes and appoints the Depositary as such Holder’s true and lawful agent and attorney-in-fact to cause the Convertible Notes to be tendered in the applicable Offer, that power of attorney being deemed irrevocable and coupled with an interest;

•

such Holder’s Convertible Notes are being tendered, and will, when accepted by the Depositary, be free and clear of all liens, restrictions, charges, claims, equitable interests and encumbrances, and not subject to any adverse claim or right, other than the claims of a Holder under the express terms of the applicable Offer;

•

such Holder waives any and all rights with respect to such Convertible Notes (including, without limitation, any existing or past defaults and their consequences in respect of such Convertible Notes and the applicable indenture under which the Convertible Notes were issued);

•

such Holder releases and discharges the Company from any and all claims such Holder may have arising out of, or related to, such Convertible Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to such Convertible Notes, to participate in any redemption or defeasance of such Convertible Notes or be entitled to any of the benefits under the applicable indenture under which such Convertible Notes were issued;

•

all authority conferred or agreed to be conferred pursuant to such Holder’s acknowledgements, agreements, representations, warranties and undertakings, and all of such Holder’s obligations shall be binding upon such Holder’s successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, such Holder’s death or incapacity;

•

such Holder is not a person to whom it is unlawful to make an invitation pursuant to the Offers under applicable securities laws and such Holder has complied with all laws and regulations applicable to such Holder for the purposes of participation in the Offers;

•

such Holder has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from such Holder in each respect in connection with any offer or acceptance in any jurisdiction and such Holder has not taken or omitted to take any action in breach of the terms of the Offers or which will or may result in the Company, the Dealer Managers, the Depositary or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Offers;

•

such Holder will, upon our request or the request of the Depositary execute and deliver any additional documents necessary or desirable to complete the tender, sale, assignment and transfer of the Convertible Notes; and

•

such Holder has made its own decision with regard to tendering Convertible Notes in the Offer based on any legal, tax or financial advice it has deemed necessary to seek and has not received any recommendation or information with respect to the Offer, except as expressly set out in the Offer to Purchase and the related documents, from the Company or the Dealer Managers.

Convertible Notes tendered in the Offers may be withdrawn at any time at or prior to the Expiration Date. In addition, after an Offer expires, if we have not accepted for purchase the Convertible Notes you have tendered, you may withdraw your Convertible Notes at any time after 11:59 P.M., New York City time, on the 40th business day after the commencement of the Offers. In the event of a termination of an Offer, Convertible Notes tendered pursuant to such terminated Offer will be returned to the tendering Holder promptly. If the Company makes a material change in the terms of an Offer or the information concerning an Offer, the Company will disseminate additional material in respect of such Offer and will extend such Offer, in each case to the extent required by law.

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

With respect to each Offer, the undersigned understands that tenders of the Convertible Notes pursuant to any of the procedures described under the caption “Procedures for Tendering Convertible Notes” in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions set forth in such Offer. The undersigned recognizes that the Company’s obligation to accept for purchase, and to pay for, Convertible Notes that are validly tendered and not validly withdrawn is limited to the Series Maximum of each Series of Convertible Notes set forth on the front cover of the Offer to Purchase.

For the purposes of each Offer, the undersigned understands that the Company will be deemed to have accepted for purchase validly tendered Convertible Notes of the applicable Series (or defectively tendered Convertible Notes of the applicable Series with respect to which the Company has waived such defect or defects) only if, as and when the Company gives oral or written notice thereof to the Depositary. Payment for Convertible Notes of the applicable Series accepted for purchase pursuant to an Offer will be made by deposit of the Purchase Price applicable to Convertible Notes of such Series and accrued and unpaid interest on the principal amount of the accepted Convertible Notes from the last interest payment date applicable to the Convertible Notes of such Series to, but not including, the applicable Settlement Date (the “Accrued Interest”) with the Depositary. The Depositary will act as agent for the tendering Holders for the purpose of receiving payment from the Company and transmitting payment to the tendering Holders.

In the event of a termination of any of the Offers, the respective tendered Convertible Notes will promptly be returned to the Holder or credited to such Holder’s account through DTC and such Holder’s DTC participant, unless otherwise indicated under “Special Delivery Instructions.” In the event Convertible Notes tendered by a Holder are not purchased due to proration, they will be promptly returned to such Holder or credited to such Holder’s account, unless otherwise indicated under “Special Delivery Instructions.”

The undersigned understands that the delivery and surrender of the Convertible Notes is not effective, and the risk of loss of the Convertible Notes does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in a form satisfactory to the Company.

The undersigned hereby recognizes and acknowledges that (i) all questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of Convertible Notes will be resolved by the Company, whose determination will be final and binding, (ii) the Company reserves the right to reject any or all tenders that are not in proper form or the acceptance, withdrawal or revocation of which may, in the opinion of counsel for the Company, be unlawful, (iii) the Company reserves the right to waive any condition to an Offer and any irregularities or conditions of tender as to particular Convertible Notes of a given Series, (iv) the Company’s interpretation of the terms and conditions of an Offer (including the instructions in this Letter of Transmittal and the Offer to Purchase) will be final and binding, (v) unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine, (vi) the Company and the Depositary shall not be under any duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification, (vii) tenders of Convertible Notes will not be deemed to have been made until such irregularities have been cured or waived, (viii) any Convertible Notes received by the Depositary that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Depositary to the tendering Holder, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the applicable Expiration Date and (ix) the consummation of each Offer is conditioned upon certain events as described under the caption “Conditions to the Offers” in the Offer to Purchase.

Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby requests that any Convertible Notes representing principal amounts not tendered be issued in the name(s) of the undersigned, and checks constituting payments for Convertible Notes purchased in connection with an Offer be issued to the order of the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Convertible Notes representing principal amounts not tendered and accepted for purchase and checks constituting payments for Convertible Notes to be purchased in connection with an Offer be delivered to the undersigned at the address(es) shown herein. In the event that the “Special Issuance Instructions” box or the “Special Delivery Instructions” box, or both, are completed, the undersigned hereby requests that any Convertible Notes representing principal amounts not tendered be issued in the name(s) of, certificates for such Convertible Notes be delivered to, and checks constituting payments for Convertible Notes purchased in connection with an Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 4, 6, and 7)

To be completed ONLY if the certificate(s) for the Convertible Notes not tendered or accepted for purchase, and/or the check for the Purchase Price and Accrued Interest of the Convertible Notes purchased, are to be issued in the name of someone other than the undersigned.

☐ Issue check and Certificate(s) to:

Name:
(Please Type or Print)

Address:

(Include Zip Code)

(Employer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 4, 6 and 7)

To be completed ONLY if the certificate(s) for Convertible Notes not tendered or not accepted for purchase and/or the check for the Purchase Price and Accrued Interest of Convertible Notes purchased, are to be sent to someone other than the undersigned.

☐ Mail check and Certificate(s) to:

Name:
(Please Type or Print)

Address:

(Include Zip Code)

(Employer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

IMPORTANT

HOLDER(S) SIGN HERE

(SEE INSTRUCTIONS 1 AND 3)

(PLEASE ALSO COMPLETE SUBSTITUTE FORM W-9 CONTAINED HEREIN)

Authorized Signature:

Authorized Signature:
Signature(s) of Holder(s):

Dated:

(Must be signed by registered Holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to become registered Holder(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) in-fact, officers, corporations or other person(s) acting in a fiduciary or representative capacity, please provide the following information and see Instruction 3.)

Name(s):

(Please Print)

Capacity (Full Title):

Address:
(Include Zip Code)

(Daytime Telephone Number, including Area Code)

(Employer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

SIGNATURE GUARANTEE

(IF REQUIRED—SEE INSTRUCTION 3)

Authorized Signature:

Name:
(Please Print)

Name of Firm:

Address:
(Place Seal here)

Telephone Number, including Area Code:

Dated:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFERS

1. Procedures for Tendering Convertible Notes. To tender the Convertible Notes in an Offer, certificates representing such Convertible Notes, together with a properly completed and duly executed copy (or facsimile) of this Letter of Transmittal, and any other documents required by this Letter of Transmittal must be received by the Depositary at the address set forth herein at or prior to the applicable Expiration Date. The method of delivery of this Letter of Transmittal, certificates for Convertible Notes and all other required documents to the Depositary is at the election and risk of Holders. If such delivery is to be made by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, and that the mailing be made sufficiently in advance of the applicable Expiration Date, to permit delivery to the Depositary prior to such date. Except as otherwise provided below, the delivery will be deemed made when actually received or confirmed by the Depositary. THIS LETTER OF TRANSMITTAL, CONVERTIBLE NOTES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE DEPOSITARY, AND NOT TO THE COMPANY, THE DEALER MANAGERS OR THE INFORMATION AGENT.

This Letter of Transmittal is also being supplied only for informational purposes to persons who hold Convertible Notes in book-entry form through the facilities of DTC. Tender of Convertible Notes held through DTC must be made pursuant to the procedures described under the caption “Procedures for Tendering Convertible Notes—Convertible Notes Held Through DTC” in the Offer to Purchase.

Except as provided herein for the book-entry procedures, unless the Convertible Notes being tendered are deposited with the Depositary prior to the applicable Expiration Date (accompanied by the appropriate, properly completed and duly executed Letter of Transmittal and any required signature guarantees and other documents required by this Letter of Transmittal, unless validly tendered through ATOP), the Company may, in its sole discretion, reject such tender. Payment for Convertible Notes will be made only against deposit of tendered Convertible Notes.

By executing this Letter of Transmittal (or a facsimile hereof) or tendering through ATOP, a tendering Holder waives any right to receive any notice of the acceptance for purchase of tendered Convertible Notes.

For a full description of the procedures for tendering Convertible Notes, see “Procedures for Tendering Convertible Notes” in the Offer to Purchase.

2. Withdrawal Rights. Convertible Notes tendered in the Offers may be withdrawn at any time at or prior to the Expiration Date. In addition, after an Offer expires, if we have not accepted for purchase the Convertible Notes you have tendered, you may withdraw your Convertible Notes at any time after 11:59 P.M., New York City time, on the 40th business day after the commencement of the Offers. For a full description of the procedures for withdrawing tendered Convertible Notes, see “Procedures for Tendering Convertible Notes—Withdrawal of Tenders” in the Offer to Purchase.

3. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the Holder(s) of the Convertible Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF CONVERTIBLE NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID POWER OF ATTORNEY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY AN ELIGIBLE INSTITUTION.

If any of the Convertible Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Convertible Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal is signed by the Holder, and the certificates for any principal amount of Convertible Notes not tendered and accepted for purchase are to be issued (or if a principal amount of Convertible Notes that is not tendered and accepted for purchase is to be reissued or returned) to the Holder, and checks constituting payments for Convertible Notes to be purchased are to be issued to the order of the Holder, then the Holder need not endorse any certificates for tendered Convertible Notes nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by the Holder), the Holder must either properly endorse the certificates for Convertible Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on such Convertible Notes), with the signature on the endorsement or bond power guaranteed by an Eligible Institution, unless such certificates or bond powers are executed by an Eligible Institution.

No signature guarantee is required if: (i) this Letter of Transmittal is signed by the registered Holder(s) of the Convertible Notes tendered herewith and the payments for the Convertible Notes to be purchased are to be made, or any Convertible Notes for principal amounts not tendered for purchase are to be issued, directly to such registered Holder(s) and neither the “Special Issuance Instructions” box nor the “Special Delivery Instructions” box of this Letter of Transmittal has been completed or (ii) such Convertible Notes are tendered for the account of an Eligible Institution. In all other cases, all signatures on Letters of Transmittal accompanying Convertible Notes must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificates representing Convertible Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

4. Special Issuance and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Convertible Notes for principal amounts not tendered or not accepted for purchase or checks constituting payments for Convertible Notes to be purchased in connection with an Offer are to be issued or sent, if different from the name and address of the Holder signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If no instructions are given, Convertible Notes not tendered or not accepted for purchase will be returned to the Holder of the Convertible Notes tendered. The Company has no obligation pursuant to the “Special Payment Instructions” or “Special Delivery Instructions” box to transfer any Convertible Notes from the name of the registered Holder(s) thereof if the Company does not accept for purchase any of the principal amount of such Convertible Notes.

5. Taxpayer Identification Number and Substitute Form W-9. Each tendering U.S. Holder is required to provide the Depositary with such U.S. Holder’s correct taxpayer identification number (“TIN”), generally the U.S. Holder’s social security or employer identification number, on the Substitute Form W-9 provided after the section titled “Important Tax Information” below or, alternatively, to establish another basis for exemption from backup withholding. A U.S. Holder must cross out item (2) in Part II of the Substitute Form W-9 if such U.S. Holder is subject to backup withholding. Failure to provide the information on the form may subject the tendering U.S. Holder to 28% federal income tax backup withholding on the payments made to the U.S. Holder with respect to Convertible Notes purchased pursuant to an Offer. If the tendering U.S. Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the tendering U.S. Holder should write “Applied For” in the space for the TIN in Part I of the Substitute Form W-9 (see the instructions to the Substitute Form W-9 attached hereto). In such case, if the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% from all such payments with respect to the Convertible Notes of the applicable series.

6. Transfer Taxes. Except as provided in the following sentence, the Company will pay all transfer taxes, if any, payable on the purchase and transfer of Convertible Notes purchased pursuant to an Offer. If payment is to be made to, or if Convertible Notes not tendered are to be registered in the name of, any person other than the undersigned, the amount of any transfer taxes (whether imposed on the undersigned on such other person) payable on account of the transfer to such other person will be deducted from such payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted to the Company.

7. Determination of Validity; Irregularites. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of Convertible Notes pursuant to the procedures described in the Offer to Purchase and this Letter of Transmittal and the form and validity of all documents will be determined by the Company, in its discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any or all tenders that are not in proper form or the acceptance of, or payment for which, may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any of the conditions of each Offer and any defect or irregularity in the tender of any particular Convertible Notes. The Company’s interpretation of the terms and conditions of an Offer (including, without limitation, the instructions in this Letter of Transmittal) will be final and binding. No alternative, conditional or contingent tenders will be accepted. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in such tenders or will incur any liability to a Holder for failure to give such notification. Tenders of Convertible Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Convertible Notes received by the Depositary that are not properly tendered as to which the irregularities have not been cured or waived will be returned by the Depositary to the tendering Holders, unless otherwise provided herein, as promptly as practical following the applicable Expiration Date.

8. Mutilated, Lost, Stolen or Destroyed Certificates for Convertible Notes. Any Holder of Convertible Notes whose certificates for Convertible Notes have been mutilated, lost, stolen or destroyed should contact the Depositary for further instruction at the address or telephone number set forth on the back cover of this Letter of Transmittal.

9. Requests For Assistance or Additional Copies. Questions relating to the procedure for tendering Convertible Notes and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to, and additional information about an

Offer may be obtained from, the Dealer Manager or the Information Agent, whose addresses and telephone numbers appear on the back cover of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent, whose address and telephone numbers appear on the back cover of this Letter of Transmittal.

10. Non-U.S. Holders. Each Non-U.S. Holder must submit the appropriate completed IRS Form W-8 (generally Form W-8BEN) to avoid backup withholding. The appropriate form may be obtained via the Internal Revenue Service website at www.irs.gov or by contacting the Depositary at the address on the back cover of this Letter of Transmittal.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF) PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE APPLICABLE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE COMPANY’S PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Under United States federal income tax law, a tendering Holder may be subject to backup withholding tax at a rate of 28% with respect to payments by the Depositary pursuant to an Offer unless such Holder: (i) is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding, (ii) provides its correct TIN and certifies that (A) the TIN provided is correct and (B) it is not currently subject to backup withholding; or (iii) certifies as to its Non-United States status. If such Holder is an individual, the TIN is his or her social security number. Completion of the Substitute Form W-9, in the case of a U.S. Holder, provided in this Letter of Transmittal, should be used for this purpose. Failure to provide such Holder’s TIN on the Substitute Form W-9, if applicable, may subject the tendering Holder (or other payee) to a $50.00 penalty imposed by the Internal Revenue Service and payments that are made to such tendering Holder pursuant to an Offer may be subject to backup withholding (see below). More serious penalties may be imposed for providing false information which, if willfully done, may result in fines and/or imprisonment. If the tendering U.S. Holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future then the tendering U.S. Holder (or other payee) should write “Applied For” in the space for the TIN in Part I of the Substitute Form W-9 (see the instructions to the Substitute Form W-9 attached hereto). In such case, if the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% on all such payments received pursuant to an Offer. In order for a Non-U.S. Holder to qualify as an exempt recipient, that Non-U.S. Holder should submit the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that Non-U.S. Holder’s foreign status. Such forms can be obtained via the Internal Revenue Service website at www.irs.gov or by contacting the Depositary at the address on the back of this Letter of Transmittal. Tendering Holders are urged to consult their own tax advisers to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies to a tendering Holder, the Depositary is required to withhold 28% of any payments made to such Holder pursuant to an Offer. Backup withholding is not an additional tax. Rather, provided that the required information is timely furnished to the IRS, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld or, if withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Depositary cannot refund amounts withheld by reason of backup withholding.

Even if a Non-U.S. Holder has provided the required tax certification to avoid backup withholding, payments made to a tendering Non-U.S. Holder attributable to Accrued Interest on a Note may be subject to U.S. withholding at a rate of 30% unless it is determined that the Non-U.S. Holder is either (i) exempt from such withholding because the interest qualifies for exemption as “portfolio interest” or the interest is effectively connected with the conduct of a trade or business within the United States, or (ii) entitled to a reduced rate of withholding (or exemption) under an income tax treaty with the United States. A Non-U.S. Holder that is exempt from withholding under the portfolio interest rules or eligible for a reduced rate of withholding (or exemption) pursuant to an income tax treaty must certify that fact by completing and returning a properly executed IRS Form W-8BEN or other appropriate form, prior to the date payment is made. To obtain an exemption from withholding based on the grounds that the interest is effectively connected with a trade or business within the United States, the Non-U.S. Holder must complete and return a properly executed IRS Form W-8ECI prior to the date of payment.

Non-U.S. Holders should consult their own tax advisors regarding the availability of a refund of any U.S. withholding tax.

Substitute Form W-9	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax
	classification (required):	☐	Individual/ sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
	☐Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶											☐	Exempt payee
☐ Other (see instructions) ▶
	Address (number, street, and apt. or suite no.)										Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions. For other entities, it is your employer identification number (EIN). If you do not have a number, see the Part I Instructions.

Note. If the account is in more than one name, see the attached chart for guidelines on whose number to enter.

Social security number
–	–
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the attached instructions.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S.

trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Substitute Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation,

7.	A foreign central bank of issue,

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.	A futures commission merchant registered with the Commodity Futures Trading Commission,

10.	A real estate investment trust,

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.	A common trust fund operated by a bank under section 584(a),

13.	A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC)

on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on the next page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4 and 5 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign.

Signature requirements. Complete the certification as indicated in items 1 through 5.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct

TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
For this type of account:	Give name and SSN of:

1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]

6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	Give name and EIN of:

7. Disregarded entity not owned by an individual	The owner

8. A valid trust, estate, or pension trust	Legal entity[4]

9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

11. Partnership or multi-member LLC	The partnership

12. A broker or registered nominee	The broker or nominee

13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

YOU SHOULD COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number. If I fail to provide a taxpayer identification number within 60 days, such amounts will be paid over to the Internal Revenue Service.

Signature:                                                                                                            Date:                     , 2011

NOTE:	FAILURE TO COMPLETE AND RETURN THE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO PURCHASE. PLEASE REVIEW “IMPORTANT TAX INFORMATION” ABOVE FOR ADDITIONAL DETAILS.

Any questions or requests for assistance may be directed to the Dealer Managers or the Information Agent at the addresses and telephone numbers set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. Requests for copies of the Incorporated Documents may also be directed to the Information Agent. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

The Information Agent and Depositary for the Offers for the Convertible Notes is:

Global Bondholder Services Corporation

By Mail, Overnight Courier or by Hand:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, New York 10006

Attention: Corporate Actions

By facsimile:

(For Eligible Institutions only):

(212) 430-3775

Banks and Brokers call: (212) 430-3774 (collect)

All others call toll free: (866) 470-3800

The Dealer Manager for the Offers are:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Equity Capital Markets Syndicate Desk

By Telephone:

(800) 503-4611 (toll free)

(212) 250-5600 (collect)

+44 (0) 20 7545 8011 (London)

Citigroup Global Markets Inc.

390 Greenwich St., 1st Floor

New York, New York 10013

Attn: Liability Management Group

By Telephone:

(800) 558-3745 (toll free)

(212) 723-6106 (collect)

+44 (0) 20 7986 8969 (London)

RBS Securities Inc. 600 Washington Blvd. Stamford, Connecticut 06901 Attn: Liability Management Group By Telephone: (877) 297-9832 (toll free) (203) 897-6145 (collect) +44 (0) 20 7085 4634 (London)